UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Myriad Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

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MYRIAD GENETICS, INC.

October 11, 2011

Dear Stockholders,

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Myriad Genetics, Inc. to be held at 9:00 a.m. MST on Friday, December 2, 2011, at our offices at 320 Wakara Way, Salt Lake City, Utah. Details regarding the meeting, the business to be conducted, and information about Myriad Genetics, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the Annual Meeting, three persons will be elected to the Board of Directors. We will also seek stockholder approval of a proposal to increase the aggregate number of shares of our common stock available for the grant of awards under our 2010 Employee, Director and Consultant Equity Incentive Plan. We will also ask stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2012. In addition, we will seek advisory votes from stockholders on the compensation of our named executive officers, as disclosed in this proxy statement, and the frequency of holding an advisory vote on the compensation of our named executive officers. The Board of Directors recommends the approval of each of the first four proposals and a vote for a frequency of holding an advisory vote on the compensation of our named executive officers every year. Such other business will be transacted as may properly come before the Annual Meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to the majority of our shareholders over the Internet. We believe this process will facilitate accelerated delivery of proxy materials, save costs, and reduce the environmental impact of our Annual Meeting. On or about October 11, 2011, we began sending to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2011 Annual Meeting of Stockholders and our 2011 annual report to stockholders on the Internet. This notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote. You may vote over the Internet as well as by telephone. In addition, if you requested to receive printed proxy materials, you may vote by completing, signing, dating and returning your proxy card by mail. You are urged to vote promptly in accordance with the instructions set forth in the Notice of Internet, Availability of Proxy Materials or on your proxy card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Peter D. Meldrum

President and Chief Executive Officer

Your vote is important. Please vote as soon as possible by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by completing, signing, dating, and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

MYRIAD GENETICS, INC.

320 Wakara Way

Salt Lake City, Utah 84108

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. MST

DATE:	Friday, December 2, 2011

PLACE:	The offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah

PURPOSES:

1.	To elect three members to the Board of Directors to serve three-year terms expiring in 2014;

2.	To approve a proposed amendment to our 2010 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares of our common stock available for the grant of awards by 3,500,000 shares;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012;

4.	To consider an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement;

5.	To consider an advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers; and

6.	To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Myriad Genetics, Inc. common stock at the close of business on October 3, 2011. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, please vote by following the instructions on the Notice of Internet Availability of Proxy Materials that you have previously received, which we refer to as the Notice, or in the section of this proxy statement entitled “General Information About the Annual Meeting — How Do I Vote,” or, if you requested to receive printed proxy materials, your proxy card. You may change or revoke your proxy at any time before it is voted.

On or about October 11, 2011, we began sending the Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Richard M. Marsh

Secretary

October 11, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 2, 2011

This proxy statement and our annual report to stockholders for the fiscal year ended June 30, 2011 are available for viewing, printing, and downloading at www.proxyvote.com. To view these materials please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended June 30, 2011, on the website of the Securities and Exchange Commission at www.sec.gov, or in the “Financial Information/SEC Filings” section of the “Investors” section of our website at www.myriad.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Secretary, Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108. Exhibits will be provided upon written request and payment of an appropriate processing fee.

MYRIAD GENETICS, INC.

320 WAKARA WAY

SALT LAKE CITY, UTAH 84108

(801) 584-3600

PROXY STATEMENT FOR THE MYRIAD GENETICS, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 2, 2011

This proxy statement, along with the accompanying Notice of 2011 Annual Meeting of Stockholders, contains information about the 2011 Annual Meeting of Stockholders of Myriad Genetics, Inc., including any adjournments or postponements of the annual meeting, which we refer to as the Annual Meeting. In this proxy statement, we refer to Myriad Genetics, Inc. as “Myriad,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting. On or about October 11, 2011, we began sending the Notice of Internet Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Myriad Genetics, Inc. is soliciting your proxy to vote at the Annual Meeting to be held at our offices, 320 Wakara Way, Salt Lake City, Utah, on Friday, December 2, 2011, at 9:00 a.m. MST and any adjournments of the meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have sent you the Notice and made this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 available to you on the Internet because you owned shares of Myriad Genetics, Inc. common stock on the record date. We have also delivered printed versions of these materials to certain shareholders by mail. The Company commenced distribution of the Notice and the proxy materials to stockholders on or about October 11, 2011.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice will instruct you how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the enclosed proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned Myriad Genetics, Inc. common stock at the close of business on October 3, 2011 are entitled to vote at the Annual Meeting. On this record date, there were 84,548,930 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of Myriad Genetics, Inc. common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or against all, some or none of the nominees for director, whether your shares should be voted for one year, two years, three years, or abstain with respect to the frequency of holding an advisory vote on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card, to vote by Internet or telephone.

•

By mail. If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on December 1, 2011.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the three nominees for director;

•	“FOR” the amendment to our 2010 Employee, Director and Consultant Equity Incentive Plan;

•	“FOR” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2012;

•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and

•	“FOR” holding an advisory vote on the compensation of our named executive officers every year.

If any other matter is presented, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the meeting. You may change or revoke your proxy in any one of the following ways:

•	by re-voting by Internet or by telephone as instructed above;

•	if you received printed proxy materials, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by notifying our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	by attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name, they will not be voted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares as described above, the bank, broker or other holder of record has the authority to vote your unvoted shares only on Proposal 3 if it does not receive instructions from you. Therefore, we encourage you to provide voting instructions. This ensures your shares will be voted at the meeting and in the manner you desire. When your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

Your bank, broker or other nominee no longer has the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it felt appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to the equity incentive plan and executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to the equity incentive plan or executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal; therefore, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve the Amendment of the 2010 Employee, Director and Consultant Equity Incentive Plan	The affirmative vote of a majority of the shares voted affirmatively or negatively for this proposal is required to approve the amendment of the Myriad Genetics, Inc. 2010 Employee, Director and Consultant Equity Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal; therefore, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Selection of Independent Public Accountants	The affirmative vote of a majority of the shares voted affirmatively or negatively for this proposal is required to ratify the selection of Ernst & Young LLP as our independent public accountants. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst and Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 4: Advisory Vote on the Compensation of Our Named Executive Officers	The affirmative vote of a majority of the shares voted affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the result of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.

Proposal 5: Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by stockholders. Abstentions will have no effect on the result of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on the compensation of our named executive officers.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Management, other than the Inspectors of Election, will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. In addition, we are required to file on a Current Report on Form 8-K no later than the earlier of 150 calendar days after the Annual Meeting or 60 calendar days prior to the deadline for submission of stockholder proposals set forth under the heading “Stockholder Proposals and Nominations for Director” our decision on how frequently we will include a stockholder vote on executive compensation in our proxy materials.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to deliver proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 9:00 a.m. MST on Friday, December 2, 2011 at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah. When you arrive at our offices, our personnel will direct you to the appropriate meeting room. You need not attend the Annual Meeting to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge, by calling their toll free number 1-800-542-1061. If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Myriad Genetics, Inc. shareholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your Myriad Genetics, Inc. shares are registered in your own name, please contact Broadridge and inform them of your request by calling them at 1-800-542-1061 or writing them at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

•

If a broker or other nominee holds your Myriad Genetics, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to receive notices of the availability of future proxy materials by email instead of receiving a paper copy in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your Notice or proxy card or following the instructions provided when you vote over the Internet at www.proxyvote.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 1, 2011 for (a) each stockholder that we know to be the beneficial owner of more than 5% of our common stock, (b) each of our executive officers named in the Summary Compensation Table of this proxy statement (the “Named Executive Officers”), (c) each of our directors and director nominees, and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of September 1, 2011 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 85,116,837 shares of common stock outstanding on September 1, 2011.

	Shares Beneficially Owned
Name and Address**	Number	Percent
5% or More Stockholders
Royce and Associates, LLC (1)	8,768,467	10.3%
745 Fifth Avenue
New York, NY 10151
The Guardian Life Insurance Company of America (2)	6,277,769	7.4%
388 Market Street
San Francisco, CA 94111
BlackRock, Inc. (3)	5,776,579	6.8%
40 East 52nd Street
New York, NY 10022
FMR LLC (4)	5,035,455	5.9%
82 Devonshire Street
Boston, MA 02109
Capital Research Global Investors (5)	4,976,684	5.8%
333 South Hope Street
Los Angeles, California 90071

Named Executive Officers
Peter D. Meldrum (6)	1,708,549	2.0%
Mark C. Capone (7)	387,580	*
James S. Evans (8)	596,438	*
Jerry S. Lanchbury, Ph.D. (9)	451,733	*
Richard M. Marsh (10)	594,997	*

Directors and Director Nominees
John T. Henderson, M.D. (11)	194,300	*
Walter Gilbert, Ph.D. (12)	150,000	*
Lawrence C. Best (12)	30,000	*
Heiner Dreismann, Ph.D (12).	30,000	*
Dennis H. Langer, M.D., J.D. (12)	100,000	*
S. Louise Phanstiel (13)	31,000	*

All current executive officers and directors as a group (15 persons) (14)	4,477,063	5.0%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Unless otherwise indicated, the address for each beneficial owner is c/o Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.

(1)	This information is based on a Schedule 13G/A filed with the SEC on July 6, 2011 with respect to Myriad Genetics common stock. Royce and Associates LLC beneficially owns these shares and has sole voting power and sole dispositive power with respect to all such shares.
(2)	This information is based on a Schedule 13G/A filed with the SEC on February 9, 2011 with respect to Myriad Genetics common stock. Shares are owned by various investors for which RS Investment Management Co. LLC (“RS”), a SEC-registered investment adviser, serves as investment adviser with power to exercise voting and investment power. Guardian Investor Services LLC (“GIS”) is the parent company of RS and a direct subsidiary of The Guardian Life Insurance Company of America (“GLICOA”).
(3)	This information is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 7, 2011 with respect to Myriad Genetics common stock. BlackRock, Inc. beneficially owns these shares and has sole voting power and sole dispositive power with respect to all such shares.
(4)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2011 with respect to Myriad Genetics common stock. Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC and an investment adviser, is deemed to be the beneficial owner of 4,782,755 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d and FMR LLC., through its control of Fidelity, each has sole power to dispose of but not the power to vote or direct the voting of these shares, as such voting power resides with the funds’ Boards of Trustees. Strategic Advisers, Inc., an indirect wholly-owned subsidiary of FMR LLC and an investment adviser, is deemed to be the beneficial owner of 174,800 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d and FMR LLC., through its control of Fidelity, each has sole power to dispose of and to vote or direct the voting of these shares. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC, is deemed to be the beneficial owner of 75,000 shares as a result of acting as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC., through its control of Fidelity, each has sole power to dispose of all of these shares and to vote or direct the voting of these shares. FIL Limited, or FIL, is the beneficial owner of 2,900 shares of our common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d own approximately 39% of the voting power of FIL.
(5)	This information is based on a Schedule 13G/A filed with the SEC on June 10, 2011, with respect to Myriad Genetics common stock. Capital Research Global Investors is a division of Capital Research and Management Company, or CRMC, and is deemed to be the beneficial owner of these shares as a result of CRMC acting as investment advisor to various investment companies. Capital Research Global Investors has sole voting and dispositive power with respect to all of these shares.
(6)	Includes 1,527,628 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2011.
(7)	Includes 338,312 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2011.
(8)	Includes 550,872 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2011.
(9)	Includes 422,532 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2011.
(10)	Includes 573,846 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2011.
(11)	Includes shares held directly by Dr. Henderson and his wife, as well as 190,000 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2011.
(12)	Consists solely of shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2011.
(13)	Includes 30,000 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2011.
(14)	See Notes 6-13 above. Also includes 196,210 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2011 held by other executive officers.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Restated Certificate of Incorporation, as amended, and Restated By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven members, classified into three classes as follows: John T. Henderson, M.D. and S. Louise Phanstiel constitute a class with a term ending at the 2012 Annual Meeting (the “Class I directors”); Peter D. Meldrum and Heiner Dreismann, Ph.D. constitute a class with a term ending at the 2013 Annual Meeting (the “Class II directors”); and Walter Gilbert, Ph.D., Dennis H. Langer, M.D., J.D., and Lawrence C. Best constitute a class with a term ending at the 2011 Annual Meeting (the “Class III directors”).

On September 14, 2011, our Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Walter Gilbert, Ph.D., Dennis H. Langer, M.D., J.D., and Lawrence C. Best for election at the Annual Meeting for a term of three years to serve until the 2014 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until their earlier death, resignation, retirement or removal.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages as of September 1, 2011, their offices in the company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons currently hold directorships or have held directorships in the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion at the time of the filing of this proxy statement that each person listed below should serve as a director is set forth below for each individual director.

NAME	AGE	POSITION WITH MYRIAD
John T. Henderson, M.D. (2) (3) (4)	67	Chairman of the Board of Directors
Walter Gilbert, Ph.D. (2)	79	Vice Chairman of the Board of Directors
Peter D. Meldrum	64	President, Chief Executive Officer, Director
Lawrence C. Best (1) (4)	62	Director
Heiner Dreismann, Ph.D. (2) (4)	58	Director
Dennis H. Langer, M.D., J.D. (1) (3)	59	Director
S. Louise Phanstiel (1) (3)	53	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.
(4)	Member of the Strategic Committee

The following is a brief summary of the background and business experience of each of our directors.

John T. Henderson, M.D., Chairman of the Board of Directors, has been a Director of Myriad since May 2004 and Chairman of the Board of Directors since April 2005. Since December 2000, Dr. Henderson has served as a consultant to the pharmaceutical industry as president of Futurepharm LLC. Dr. Henderson currently serves on the Board of Directors of Myrexis, Inc. and Cytokinetics, Inc. Until his retirement in December 2000, Dr. Henderson was with Pfizer for over 25 years, most recently as a Vice President in the Pfizer Pharmaceuticals Group. Dr. Henderson previously held Vice Presidential level positions with Pfizer in Research and Development in Europe and later in Japan. He was also Vice President, Medical for the Europe, U.S. and International Pharmaceuticals groups at Pfizer. Dr. Henderson earned his bachelor’s and medical degree from the University of Edinburgh and is a Fellow of the Royal College of Physicians (Ed.).

The Board of Directors has determined that Dr. Henderson should serve on the Board for the following reasons: Dr. Henderson’s medical background provides the Board with expertise in developing predictive, personalized, and prognostic testing services. Dr. Henderson provides the Board with business and management expertise from his senior positions at Pfizer for over 25 years, including expertise in research and development which is critical to our development of molecular diagnostic testing services. Dr. Henderson brings to the Board international experience as the Company implements strategies for international expansion.

Walter Gilbert, Ph.D., Vice Chairman of the Board of Directors, joined Myriad as a founding scientist and Director in March 1992. Dr. Gilbert won the Nobel Prize in Chemistry in 1980 for his contributions to the development of DNA sequencing technology. He was a founder of Biogen, Inc. (now Biogen Idec Inc.) and its Chairman of the Board and Chief Executive Officer from 1981 to 1985. He has held professorships at Harvard University in the Departments of Physics, Biophysics, Biology, Biochemistry and Molecular Biology, and Molecular and Cellular Biology. Dr. Gilbert is a Carl M. Loeb University Professor Emeritus at Harvard University. He served on the Board of Directors of Memory Pharmaceuticals Corp. and is a General Partner of BioVentures Investors, an investment fund.

The Board of Directors has determined that Dr. Gilbert should serve on the Board for the following reasons: Dr. Gilbert provides the Board with a unique and extensive scientific background and expertise important to us in developing and commercializing molecular diagnostic products, and understanding industry technological developments. Dr. Gilbert provides the Board with business, managerial and financial expertise from having founded, managed, and directed several companies in the health care industry.

Peter D. Meldrum, President and Chief Executive Officer, has been a Director of Myriad since its inception in May 1991 and has been our President and Chief Executive Officer since November 1991. Prior to joining us he was President and Chief Executive Officer of Founders Fund, Inc., a venture capital group specializing in the biotechnology industry. He received a Doctorate of Engineering (honorary) from the University of Utah in 2009, a Doctorate of Science (honorary) from Westminster College in 2004, an M.B.A. from the University of Utah in 1974, and a B.S. in Chemical Engineering from the University of Utah in 1970.

The Board of Directors has determined that Mr. Meldrum should serve on the Board for the following reasons: Mr. Meldrum provides the Board with business and management expertise of a molecular diagnostic company from his service as President and CEO of Myriad since our inception. Mr. Meldrum brings to the Board over 37 years of experience in the biotechnology, diagnostic, and related industries. Mr. Meldrum also provides us with important expertise in investor relations. In addition, Mr. Meldrum’s scientific background and industry knowledge provide important insights for the Board.

Lawrence C. Best, a Director of Myriad since September 2009, is the Chairman and Founder of OXO Capital LLC, an investment firm focused on life sciences and therapeutic medical device companies, since 2007. Mr. Best joined Boston Scientific Corporation in 1992 and served for 15 years as the Executive Vice President-Finance & Administration and Chief Financial Officer. Prior to joining Boston Scientific, Mr. Best was a partner in the accounting firm of Ernst & Young, where he specialized in serving multinational companies in the high technology and life sciences fields. He served a two-year fellowship at the SEC from 1979 to 1981 and a one-year term as a White House-appointed Presidential Exchange Executive in Washington, D.C. He currently serves on the Board of Directors of Haemonetics Corp. and is a founding director of the President’s Council at Massachusetts General Hospital. Mr. Best also served on the Board of Directors of Biogen Idec, Inc. within the past five years. Mr. Best received a B.B.A. degree from Kent State University.

The Board of Directors has determined that Mr. Best should serve on the Board for the following reasons: Mr. Best provides the Board with broad financial accounting and reporting expertise in the technology and life sciences fields. Mr. Best provides the Board with extensive financial, business, management and investment expertise from his 15 years of service as the Chief Financial Officer at Boston Scientific. Mr. Best provides the Board with substantial experience in the event that we contemplate potential mergers, acquisitions and licensing opportunities.

Heiner Dreismann, Ph.D., a Director of Myriad since June 2010, had a successful career at the Roche Group from 1985 to 2006 where he held several senior positions, including President and CEO of Roche Molecular Systems, Head of Global Business Development for Roche Diagnostics and Member of Roche’s Global Diagnostic Executive Committee. From 2006 to 2009, Dr. Dreismann served as the CEO of Vectrant Technologies, Inc., and since 2008 has been serving as the Interim CEO for GeneNews Limited. Dr. Dreismann currently serves on the Board of Directors of Shrink Nanotechnologies, GeneNews Limited, and MedBioGene, Inc. During the past five years, Dr. Dreismann previously served on the Board of Directors of Nanogen, Inc. He earned a M.S. degree in biology and his Ph.D. in microbiology/molecular biology (summa cum laude) from Westfaelische Wilhelms University (The University of Münster) in Germany.

The Board of Directors has determined that Dr. Dreismann should serve on the Board for the following reasons: Dr. Dreismann provides the Board with important business and managerial expertise from his more than 20 years at Roche, including specific expertise in developing and commercially launching diagnostic products. Furthermore, Dr. Dreismann has extensive experience in international markets, specifically in Europe, which is important as we seek to expand internationally. Dr. Dreismann’s scientific background and expertise also enable Dr. Dreismann to provide the Board with technical advice on product research and development. Dr. Dreismann has a diversified background of managing and serving as a director of several companies in the health care industry.

Dennis H. Langer, M.D., J.D., has been a Director of Myriad since May 2004. From August 2005 to May 2010, Dr. Langer served as Managing Partner of Phoenix IP Ventures, LLC. From January 2004 to July 2005, Dr. Langer served as President, North America for Dr. Reddy’s Laboratories, Inc. From September 1994 until January 2004, Dr. Langer held several high-level positions at GlaxoSmithKline, and its predecessor, SmithKline Beecham, including most recently as a Senior Vice President of Research and Development. He has a broad base of experience in innovative R&D companies such as Eli Lilly, Abbott and GD Searle. He is also a Clinical Professor at the Department of Psychiatry, Georgetown University School of Medicine. Dr. Langer received a J.D. (cum laude) from Harvard Law School, an M.D. from Georgetown University School of Medicine, and a B.A. in Biology from Columbia University. Dr. Langer currently serves on the Board of Directors of Myrexis, Inc. During the past five years, Dr. Langer previously served on the Board of Directors of Auxilium Pharmaceuticals, Inc., Cytogen Corporation, Pharmacopeia, Inc. and Sirna Therapeutics, Inc.

The Board of Directors has determined that Dr. Langer should serve on the Board for the following reasons: Dr. Langer’s medical background provides the Board with expertise on developing predictive, personalized, and prognostic testing products. Dr. Langer provides the Board with business and management expertise from senior positions at several major pharmaceutical companies, including expertise in research and development which is critical to our development of molecular diagnostic testing services. Dr. Langer brings to the Board international experience as we implement strategies for international expansion. Dr. Langer has a diversified background of managing and serving as a director of several companies in the health care industry.

S. Louise Phanstiel, a Director of Myriad since September 2009, held several important positions at WellPoint, Inc. from 1996 to 2007, including President, Specialty Products (2003 to 2007), Senior Vice President, Chief of Staff and Corporate Planning in the Office of the Chairman (2000 to 2003), and Senior Vice President, Chief Accounting Officer, Controller, and Chief Financial Officer for all WellPoint, Inc. subsidiaries, including Blue Cross of California (1996 to 2000). Previously, Ms. Phanstiel was a partner at the international services firm of Coopers and Lybrand where she served clients in life and property/casualty insurance, high technology, and higher education. Ms. Phanstiel formerly served on the Board of Directors of Inveresk Research Group, Inc. and Charles River Laboratories, Inc. Ms. Phanstiel received a B.A. degree in Accounting from Golden Gate University and is a Certified Public Accountant.

The Board of Directors has determined that Ms. Phanstiel should serve on the Board for the following reasons: Ms. Phanstiel provides the Board with important expertise on the medical insurance industry from her extensive experience from several senior positions at WellPoint and Blue Cross of California. This expertise is critical as we rely on third-party reimbursement for our molecular diagnostic services. Ms. Phanstiel also provides the Board with financial accounting and reporting expertise from her work at Coopers and Lybrand and as a Certified Public Accountant. Ms. Phanstiel also provides the Board with financial and investment expertise, as well as management expertise, from managing and serving as a director of publicly-traded companies.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Myriad, either directly or indirectly. Based on this review, our Board has determined that the following members of the Board are “independent directors” as defined by The NASDAQ Stock Market LLC: Mr. Best, Dr. Dreismann, Dr. Gilbert, Dr. Henderson, Dr. Langer, and Ms. Phanstiel.

Leadership Structure of the Board

The Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes it is in our best interests to make that determination based on the position and direction of the Company and the membership of the Board. However, at this time, and since our inception, the Board has determined that having an independent director serve as Chairman of the Board is in the best interests of our stockholders. Thus, the role of Chairman of the Board and Chief Executive Officer is separated. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board policies, priorities and procedures. This structure also allows the Chief Executive Officer to focus on the management of our day-to-day operations.

Board’s Role in the Oversight of Risk Management

The Board has an active role, directly and through its committees, in the oversight of our risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operations of our businesses and the implementation of our strategic plan, including our risk mitigation efforts.

Each of the Board’s committees also oversees the management of our risks that are under each committee’s areas of responsibility. For example, the Audit Committee oversees management of accounting, auditing, external reporting, internal controls, and cash investment risks. The Nominating and Governance Committee oversees our compliance policies, Code of Conduct, conflicts of interests, director independence and corporate governance policies. The Compensation Committee oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner the Board is able to coordinate its risk oversight.

Board’s Consideration of Diversity

The Board and Nominating and Governance Committee do not have a formal policy with respect to the consideration of diversity in identifying nominees for a director position. However, the Board and Nominating and Governance Committee strive to nominate individuals with a variety of diverse backgrounds, skills, qualifications, attributes and experience such that the Board, as a group, will possess the appropriate expertise, talent and skills to fulfill its responsibilities to manage the Company in the long-term interests of the stockholders.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended June 30, 2011, or Fiscal 2011, there were five meetings of the Board of Directors, and the various committees of the Board met a total of 14 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during Fiscal 2011. The Board has adopted a policy under which each member of the Board is encouraged but not required to attend each annual meeting of our stockholders. At the time of our 2010 annual meeting of stockholders, we had seven board members, all of which attended the 2010 annual meeting.

Audit Committee. Our Audit Committee met six times during Fiscal 2011. This committee currently has three members, Ms. Phanstiel (Chair), Mr. Best, and Dr. Langer. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls, reviews the scope of annual audits, and monitors our processes for complying with laws, regulations, and our Code of Conduct. Our Board of Directors has determined that all members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The NASDAQ Stock Market LLC, as such standards apply specifically to members of audit committees. The Board has determined that Ms. Phanstiel is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. A copy of the Audit Committee’s written charter is publicly available on the Investor Relations — Corporate Governance section of our website at www.myriad.com.

Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. Our Compensation Committee met four times during Fiscal 2011. This committee currently has three members, Dr. Dreismann (Chair), Dr. Gilbert, and Dr. Henderson. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee also is responsible for evaluating and determining the compensation of our President and Chief Executive Officer, and conducts its decision making process with respect to that issue without the President and Chief Executive Officer present. Our Board of Directors has determined that all members of the Compensation Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market LLC.

The Compensation Committee is charged with establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. Our Compensation Committee is also responsible for establishing and administering our executive compensation policies and equity compensation plans. The Compensation Committee meets at least three times per year and more often as necessary to review and make decisions with regard to executive compensation matters. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the Committee. A copy of the Compensation Committee’s written charter is publicly available on the Investor Relations — Corporate Governance section of our website at www.myriad.com.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled “Executive Compensation — Compensation Discussion and Analysis.” In addition, in Fiscal 2011 we retained Radford, an Aon Consulting Company (“Radford”), to provide competitive market data on the equity compensation of executive officers at comparable companies within our industry and to provide the Compensation Committee an analysis of, and recommendations for, equity compensation for the President and CEO and our executive officers. Additionally, in Fiscal 2011 we retained Mercer (US) Inc. for the purpose of updating our peer group of companies, and to provide competitive market data on the salary and short-term incentive compensation of executive officers at comparable companies within our industry and to provide the Compensation Committee an analysis of, and recommendations for, annual salary compensation for fiscal 2012 and short-term incentive compensation for fiscal 2011 for the President and CEO and other executive officers. We also subscribed to competitive market survey data from Radford on the compensation of executive officers at comparable companies in our industry.

Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Governance Committee. Our Nominating and Governance Committee met two times during Fiscal 2011. This committee currently has three members, Dr. Langer (Chair), Dr. Henderson, and Ms. Phanstiel. This committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, identifying and evaluating potential candidates and recommending to the Board the director nominees for election, developing and recommending to the Board corporate governance guidelines applicable to us, and reviewing and approving potential or actual conflicts of interest between our executive officers or members of the Board. The committee also oversees the annual Board performance evaluations, which may be submitted anonymously at the discretion of the Director concerned, as well as our policy on plurality voting for director elections, which is described in “Proposal 1 — Election of Directors” of this proxy statement. The Board of Directors has determined that all members of the Nominating and Governance Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market LLC.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Restated By-Laws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Governance Committee under our corporate governance policies, for each annual meeting, the Nominating and Governance Committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least 5% of our common stock for at least one year. All stockholder recommendations for proposed director nominees must be in writing to the Nominating and Governance Committee, care of Myriad’s Secretary at 320 Wakara Way, Salt Lake City, Utah 84108, and must be received no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting. The recommendation must be accompanied by the following information concerning the recommending stockholder:

•	the name, address and telephone number of the recommending stockholder;

•	the number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•

if the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC, together with a statement of the length of time that the shares have been held); and

•	a statement from the recommending stockholder as to a good faith intention to continue to hold such shares through the date of the next annual meeting.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act;

•	a description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company; and

•	the contact information of the proposed nominee.

The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the Board and to the governance of Myriad and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Myriad. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the Nominating and Governance Committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of Myriad for its stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of Myriad;

•

candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•

candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to Myriad, including, governance concerns, regulatory obligations, strategic business planning, competition and basic concepts of accounting and finance; and

•	candidates must have, and be prepared to devote, adequate time to the Board of Directors and its committees.

In addition, the Nominating and Governance Committee will also take into account the extent to which the candidate would fill a present need on the Board, including the extent to which a candidate meets the independence and experience standards promulgated by the SEC and by The NASDAQ Stock Market LLC.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the Investor Relations — Corporate Governance section of our website at www.myriad.com.

The descriptions of our corporate governance policies contained in this proxy statement are qualified in their entirety and subject to the terms of such policies as modified by the Board of Directors from time to time. The following corporate governance documents are publicly available on the Investor Relations — Corporate Governance section of our website at www.myriad.com:

•	Corporate Governance Principles;

•	Corporate Code of Conduct and Ethics;

•	Nominating and Governance Committee Charter;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Strategic Committee Charter;

•	Policy on Annual Shareholder Meeting Attendance by Directors;

•	Policy on Security Holder Communications with Directors;

•	Policy on Security Holder Recommendation of Candidates for Election as Directors;

•	Procedures for Security Holders Submitting Nominating Recommendations;

•	Policy Regarding Qualifications of Directors;

•	Policy For Handling Complaints Regarding Accounting and Auditing Matters and Code of Conduct Matters;

•	Policy on Plurality Vote for Director Elections;

•	Policy on Limiting Service on Public Company Boards;

•	Policy on New Director Orientation;

•	Policy on Continuing Education for the Board; and

•	Policy on Related Person Transactions.

Strategic Committee. This committee currently has three members, Dr. Henderson (Chair), Mr. Best and Dr. Dreismann. This committee’s role and responsibilities are set forth in the Strategic Committee’s written charter and include advising and consulting with senior management on a broad range of strategic initiatives and making recommendations to the Board regarding such opportunities. A copy of the Strategic Committee’s written charter is publicly available on the Investor Relations — Corporate Governance section of our website at www.myriad.com.

Compensation Committee Interlocks and Insider Participation. Our Compensation Committee currently has three members, Dr. Dreismann (Chairman), Dr. Gilbert, and Dr. Henderson. No member of our Compensation Committee has at any time been an employee of ours. None of our executive officers is a member of the Compensation Committee, nor do any of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (801) 584-3600. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board or a designated member of the Board at 320 Wakara Way, Salt Lake City, Utah 84108. Communications will be distributed to the Board, to the Nominating and Governance Committee, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth the name, age (as of September 1, 2011) and position of each of our current executive officers:

Name	Age	Position
Peter D. Meldrum	64	President and Chief Executive Officer
T. Craig Benson	49	President, Myriad RBM, Inc.
Mark C. Capone	49	President, Myriad Genetic Laboratories, Inc.
James S. Evans	48	Chief Financial Officer and Treasurer
Robert G. Harrison	45	Chief Information Officer
Jayne B. Hart	51	Executive Vice President, Human Resources
Gary A. King	55	Executive Vice President, International Operations
Jerry S. Lanchbury, Ph.D.	52	Chief Scientific Officer
Richard M. Marsh, Esq.	53	Executive Vice President, General Counsel and Secretary

Peter D. Meldrum. Please see biography above under “Management — The Board of Directors.”

T. Craig Benson, President of Myriad RBM, Inc., joined the Company in June 2011 upon our acquisition of Rules-Based Medicine, Inc. (“RBM”). Prior to his current role, Mr. Benson served as President and Secretary of RBM, a member of its board of directors, and Chief Executive Officer from 2002 until June 2011. Mr. Benson has held numerous senior executive positions throughout his career including serving as Chairman of the Board of Directors for Equity Resource Partners, President of the private equity division at Service Corp. International as well as President of its international operations holding company. Mr. Benson has also served on the boards of directors of various publicly held entities, which include Florafax International Inc., Tanknology Environmental, Inc., Equity Corporation International and Pinnacle Global Group, Inc. He currently serves as Founding Director of Beyond Batten Disease Foundation and as Director of Batten Disease Support and Research Association. Mr. Benson received a bachelor of business administration from Southern Methodist University in 1984.

Mark C. Capone, President of Myriad Genetic Laboratories, Inc., a wholly owned subsidiary of Myriad, joined us in October 2002. Mr. Capone initially served as our Vice President of Sales until he was named Chief Operating Officer in February 2006, a position he held until his promotion to President of Myriad Genetic Laboratories, Inc. in March 2010. Prior to joining Myriad, Mr. Capone served 17 years with Eli Lilly and Company, where he held positions as Product Development Manager, Manufacturing Plant Manager, and Area Sales Director. Mr. Capone received his B.S. degree in Chemical Engineering from Penn State University, graduating with highest distinction, his M.S. degree in Chemical Engineering from Massachusetts Institute of Technology, and his M.S. in Management from Massachusetts Institute of Technology.

James S. Evans, Chief Financial Officer and Treasurer, joined us in 1995. Mr. Evans served as Myriad’s Corporate Controller from 1995 until July 2005, when he was named Vice President, Finance, a position he held until November 2007 when he was named Chief Financial Officer. Mr. Evans began his career in the Audit/Attestation division of the international accounting firm of KPMG LLP where he held several positions. He worked as the Controller for Genmark, Inc. and Shaperite Concepts, Ltd. prior to joining Myriad. Mr. Evans received B.S. and Master of Accounting degrees from Brigham Young University in 1987 and is a Certified Public Accountant licensed in the State of Utah.

Robert G. Harrison, Chief Information Officer, joined us in 1996. Mr. Harrison served as Myriad’s Network Administrator from 1996 to 2000. He was then named Director of Information Systems and Technology from 2000 until January 2005. He was then named Vice President of Information Systems and Technology, a

position he held until January 2008, when he was named Chief Information Officer. Mr. Harrison began his career in information technology working for several private companies and consulting firms where he held several positions in technical support, sales and management capacities. Mr. Harrison received a B.S. degree in Business Administration with a minor in Computer Science from the University of Utah in 1994.

Jayne B. Hart, Executive Vice President, Human Resources, joined us in May 2011. Ms. Hart brings over twenty years of professional experience in the human resources field. Prior to joining Myriad, Ms. Hart served as VP, Human Resources at LANDesk Software, a global software company from 2005 until May 2011. She has also served previously as VP, Human Resources for 360networks, a wholesale telecom company, and at AT&T Wireless, a global telecom company where she began her career.

Gary A. King, Executive Vice President, International Operations, joined us in July 2010. Mr. King has been employed in the life sciences industry for more than 25 years. From June 2008 to June 2010, he was the Chief Executive Officer of AverDx Incorporated, an international biotechnology company that develops novel biomarker diagnostics for critical diseases. From June 2002 to February 2008, he served as Vice President, International Operations at Biosite Incorporated, a developer of diagnostic products and antibody development technologies where he spent six years building and leading all of the company’s commercial activities outside the United States. Mr. King received his B.A. degree in Zoology from Pomona College and a M.B.A. degree from Stanford University.

Jerry S. Lanchbury, Ph.D., Chief Scientific Officer, joined us in September 2002 as Senior Vice President of Research. In July 2005 he was appointed Executive Vice President of Research, a position he held until he was named Chief Scientific Officer in February 2010. Dr. Lanchbury came to us from GKT School of Medicine, King’s College where he had served as Reader in Molecular Immunogenetics and Head of Molecular Immunogenetics Unit since 1997. Dr. Lanchbury earned his Ph.D. from the University of Newcastle upon Tyne and 1st Class Honours, B.Sc. “Biology of Man & his Environment” degree from the University of Aston.

Richard M. Marsh, Esq., Executive Vice President, General Counsel and Secretary, joined us in November 2002. Mr. Marsh previously served as Director of Intellectual Property (2001-2002), Acting General Counsel and Secretary (2000-2001), and Director of Commercial Legal Affairs (1998-2000) for Iomega Corporation. Mr. Marsh served as a partner with the law firm of Parsons, Behle & Latimer in Salt Lake City from 1989 to 1998. Mr. Marsh received a LL.M. degree in Taxation from Georgetown University Law Center, a J.D. degree, magna cum laude, from Thomas M. Cooley Law School, and a B.S. degree in Accounting from Brigham Young University, and was formerly a Certified Public Accountant.

We have Employment Agreements with all of our executive officers, as described elsewhere in the proxy statement under the caption “Executive Compensation — Narrative Disclosure to Summary Compensation Table and 2011 Fiscal Year Grants of Plan-Based Awards Table.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We are a leading molecular diagnostic company with the goal of providing physicians and their patients with critical information to guide healthcare management. We manage our business to maximize the value we provide through our services, making the company more successful and valuable, and hence maximizing our long-term shareholder value. Our compensation programs are designed to support these goals with the primary objectives of attracting and retaining executive talent, motivating our executive officers through pay-for-performance metrics to enhance our growth and profitability, and increasing long-term shareholder value.

Our compensation programs seek to align compensation with company performance, and hence reward our executive officers for their contribution to our growth, profitability and increased shareholder value through the recognition of individual leadership, initiatives, achievements and other contributions. For example, our Compensation Committee approves Management Business Objectives (“MBOs”) for each executive officer for each fiscal year which include financial performance targets based on revenues, net income and earnings per share as well as individual objectives tailored to each executive. The Compensation Committee reviews the achievement of these MBOs in determining compensation to be paid to our executive officers. The Compensation Committee believes that the MBOs provide appropriate pay-for-performance metrics to incentivize executive officers to increase our profitability, success and long-term shareholder value.

The three principal components of our compensation pay for executive officers are annual salary, short-term incentive compensation in the form of an annual cash bonus and long-term incentive compensation in the form of stock options which vest over a four year period. We believe these compensation components provide the appropriate balance of short-term and long-term compensation and incentives to drive our performance, success and long-term growth.

Fiscal Year 2011 Financial Performance

In fiscal 2011, we achieved record financial revenue and operating profit results. These results were driven by strong demand for all of our products and the ability to leverage our infrastructure to grow revenue faster than investments in sales and marketing. Specifically, revenue grew 11% from the $362.6 million reported in fiscal 2010 to $402.1 million in fiscal 2011 and operating income increased 17% over the prior fiscal year to $157.8 million. Similarly, earnings per diluted share were $1.10 for fiscal 2011. We also generated $130.8 million in cash flows from operations.

We made great progress in continuing to develop and increase not only our existing products, but product pipeline as well. During fiscal 2011 we launched our ninth personalized medicine test, Panexia™, which assesses the PALB2 and BRCA2 genes to understand a patient’s predisposition to pancreatic, breast and ovarian cancer. Additionally, a fourth gene was added to our Colaris® test to make it the most robust, sensitive and accurate test available for hereditary colon cancer. We also completed the in-licensing of new technologies from Melanoma Diagnostics, Inc. and Chronix BioMedical, Inc. to augment our already strong new product pipeline. We have announced that our next product launch will be a cancer detection test for moles or other skin biopsies based on the technology we licensed from Melanoma Diagnostics, Inc.

Our plans for expansion into Europe, becoming a leader in companion diagnostics and other initiatives for growth, also progressed well during the fiscal year. Our clinical lab in Munich, Germany is expected to be ready to receive samples by January 2012. Additionally, we have signed three collaborations for BRACAnalysis® testing to be used as a companion diagnostic for PARP inhibitor candidates being tested in clinical trials by Abbott Laboratories, Astra-Zeneca and BioMarin Pharmaceuticals. To further our presence in this field, we also completed our acquisition of Rules-Based Medicine, Inc. (“RBM”) of Austin, Texas, a leader in protein analytics for companion diagnostics.

Even with these investments for future growth, we continue to have a very strong cash position. During the year we repurchased over $200 million of our common stock, grew research and development investments by 27%, in-licensed technologies from Chronix BioMedical, Inc. and Melanoma Diagnostics, Inc., and acquired RBM for approximately $80 million in cash. We ended the year with $417 million in cash, cash equivalents, and marketable investment securities and plan to continue to deploy a balanced approach to capital deployment including investing for future growth, business development activities and returning excess cash to shareholders.

As shown on the graph below, for fiscal 2011, our stock has appreciated as compared to the major indices, an endorsement of the financial results, business highlights and future outlook of Myriad.

Based on our performance and accomplishments for fiscal 2011, the Compensation Committee awarded the following compensation to our executive officers.

Fiscal Year 2011 Executive Officer Compensation

Annual Base Salary. We review our annual base salaries against our peer group with a goal to pay salary compensation between the 50th to 75th percentiles of compensation paid to similarly situated executive officers within our peer group. For fiscal 2011, our average executive officer salary was 5% above the 50th percentile of our peer group as reported in the Mercer Report (discussed below). For fiscal 2012, we increased executive salaries by an average increase of 5.1%, except for the salaries of Mr. Capone and Mr. King, whose salaries were increased by 9.9% and 8.1%, respectively. Mr. Capone’s salary was increased in recognition of his contributions for fiscal 2011 and responsibilities as the President of Myriad Genetic Laboratories, Inc. Mr. King’s alary was increased to move his annual salary above the 50th percentile of our peer group for his position. We believe the salary increases were appropriate based on the performance and accomplishments of the Company as a whole and the achievement by the executive officers of their individual MBOs set for fiscal 2011. Accordingly, we believe that our salaries are appropriately set to attract and retain key talent necessary to support the continued growth of the Company. The average salary increase for our executive officers for fiscal 2012 is slightly above the 4% salary increase authorized by our Board for all company employees.

Short-Term Incentive Awards. For purposes of determining the short-term cash incentive bonuses for our executive officers for fiscal 2011, the Compensation Committee utilized a formulaic approach, based on a target incentive bonus as a percentage of base salary, company performance and the achievement of individual MBOs. The target incentive bonus as a percentage of base salary for each executive officer ranges from 45% to 100% depending on the responsibilities and experience of the executive officer, and is consistent with the target incentive bonus percentages from our peer group for each of the individual executive officers. The cash incentive bonus amount for each executive officer was then determined based on the following formula: annual base salary of the executive officer times (a) the executive officer’s applicable target incentive bonus percentage, as adjusted by the Compensation Committee based on company performance by a factor of up to 130%, and times (b) the executive officer’s performance goals score (up to 100% — based on degree of accomplishment of MBOs as determined by the Compensation Committee).

For fiscal 2011, as part of the executive’s MBOs, each executive officer was given the same company financial targets based on revenues, operating profits and earnings per share. Each officer then had additional MBOs unique to the executive’s specific areas of responsibility. The financial targets represent 60% of the value or weight of an executive’s overall MBOs. For fiscal 2011, we achieved $402.1 million in revenues, operating income of $157.8 million and diluted earnings per share of $1.10. Based on these financial results, compared to target, the Compensation Committee determined that the financial MBOs were accomplished by a factor of 92%. Each executive officer was then scored on the remaining MBOs for the executive. Based on the accomplishment of these MBOs, our President and CEO received a total performance score of 95.5%. The average MBO performance score for the remaining executive officer group was 96.5%. Finally, in light of the record accomplishments for the company during Fiscal 2011 for revenues, operating income, free cash flow, and commercialized products and pipeline, as well as other accomplishments, the Compensation Committee increased the target bonus percentage by an additional 15% for our President and CEO and all executive officers. We believe this short-term cash bonus compensation is appropriate for the performance of the executive officer group for fiscal 2011.

Long-Term Incentive Awards. To incentivize and reward long-term performance by our executives, we provide stock option awards which vest ratably over four years. These equity-based awards help ensure that our executive officers have a stake in our long-term success by providing an incentive to not only improve the overall growth and long-term value of Myriad, but to continue their employment with the Company so as to vest in the option awards. To further support the importance of our long-term incentive program, we have determined that long-term incentives should be targeted at the 75th percentile of long-term compensation provided by our peer group.

Based on the Radford Report (discussed below), the long-term incentive value of the semi-annual stock option grant awards made to our executive officers in September 2010 and February 2011 were between the 50th and 75th percentile of long term compensation reported for each of the respective officer categories from our peer group, except for Mr. Evans, Mr. Marsh, and Mr. Harrison who were slightly above the 75th percentile. The Radford Report indicated that our three year revenue growth through fiscal 2010 was in the 50th to 75th percentile. The chart below shows our consistent year over year growth in revenue and operating income:

We believe this consistent, double-digit compound annual growth rate (CAGR) growth in our revenues and operating income reflects the long-term accomplishments of our executive officers and supports the fiscal 2011 equity awards made to the executive officers.

Compensation Objectives

The primary objectives of our Compensation Committee in establishing and maintaining our executive compensation programs are to:

•	attract and retain the best possible executive talent;

•	motivate our executive officers to enhance our growth and profitability;

•	increase long-term shareholder value; and

•

reward the executive officers for their contribution to our growth, profitability and increased shareholder value through the recognition of individual leadership, initiatives, achievements and other contributions.

The specific directives of the Compensation Committee are to provide appropriate short- and long-term compensation and incentives, in the form of cash and equity, that motivate and reward the accomplishment of individual and corporate objectives and which align executive officer compensation with creation of shareholder value. To achieve these objectives, the Compensation Committee has adopted and implements a compensation plan that bases our executive officers’ compensation on a variety of factors, including our operational performance, progress in our research and product development programs, introduction to market of new molecular diagnostic products, growth in revenue and profits, and increase in shareholder value.

Formulating and Setting Executive Compensation

The Compensation Committee is responsible for formulating, evaluating and approving the compensation, including the award of equity compensation, for our executive officers, including our President and CEO. The Compensation Committee also assists the full Board in establishing appropriate incentive compensation and equity-based plans generally for all employees and is responsible for administering these plans.

To assist in carrying out its responsibilities for this past fiscal year, the Compensation Committee utilized publicly available compensation data and subscription compensation survey data for national and regional companies in the biotechnology and life science industry. The Compensation Committee utilized the 2010 Radford Global Life Sciences Survey (the “Radford Survey”) data to compare executive compensation reported for the 50th, 75th and 90th percentile ranges to our executive compensation being determined by the Compensation Committee. The Radford Survey is an independent survey report, published by Radford, an Aon Consulting Company (“Radford”), which compiles compensation data for companies in the life science industry comparable to us in size (above 500 employees) from the following industries: Alternative Energy/Technologies, Bio/Pharma-Commercial, Bio/Pharma-Pre-Commercial, Clinical Research Orgs/CMOs, Diagnostics, Institutions & Foundations, Medical Devices/Scientific Instruments, and Other Life Sciences. We pay a subscription fee to Radford for access to and use of the Radford Survey. The Compensation Committee uses the Radford Survey to evaluate the competitive nature of the compensation provided to our executive officers, including annual salary, bonus and equity grants.

At the beginning of our fiscal year 2011, the Compensation Committee retained Radford for the purpose of providing competitive market data on the equity compensation of executive officers at comparable companies within our industry and to provide the Compensation Committee an analysis of, and recommendations for, long-term incentive compensation for the President and CEO and other executive officers of the Company (the “Radford Report”). As a basis for the source market data for the Radford Report, Radford utilized compensation data from a group of 14 peer companies consisting of the following:

ABRAXIS BIOSCIENCE	ALEXION PHARMACEUTICALS	AMYLIN PHARMACEUTICALS
BIOMARIN PHARMACEUTICAL	CELGENE	CEPHALON
CUBIST PHARMACEUTICALS	GEN-PROBE	ISIS PHARMACEUTICALS
MEDICIS PHARMACEUTICAL	OSI PHARMACEUTICALS	REGENERON PHARMACEUTICALS
THE MEDICINES COMPANY	VERTEX PHARMACEUTICALS

In addition, Radford gathered competitive market data from the Radford Survey to determine competitive market compensation. The Radford Survey data was equally blended with the compensation data from our peer group listed above. This information was gathered and analyzed for the 25th, 50th and 75th percentiles for equity pay elements. Additionally, as part of its report to the Compensation Committee, Radford analyzed our one-year and three-year revenue growth and shareholder return, as well as our aggregate equity use, burn rate and overhang percentages as compared to our peer group above.

At the end of fiscal 2011, following a competitive bid process amongst several compensation consultants, the Compensation Committee retained Mercer (US) Inc. (“Mercer”) for the purpose of updating our peer group of companies, and to provide competitive market data on the salary and short-term incentive compensation of executive officers at comparable companies within our industry and to provide the Compensation Committee an analysis of, and recommendations for, annual salary compensation for fiscal 2012 and short-term incentive compensation for fiscal 2011 for the President and CEO and other executive officers of the Company (the “Mercer Report”).

As a basis for the source market data for the Mercer Report, Mercer utilized compensation data from the following group of 15 peer companies. In light of the Company’s increased focus on molecular diagnostic and personalized medicine testing, the peer group selected by Mercer contains fewer pharmaceutical companies and more diagnostic companies than the prior peer group utilized in the Radford Report.

ABAXIS INC	ALEXION PHARMACEUTICALS	AMYLIN PHARMACEUTICALS
BIOMARIN PHARMACEUTICAL	GEN-PROBE INC	HOLOGIC INC
HUMAN GENOME SCIENCES INC	IDEXX LABS INC	ILLUMINA INC
MEDICIS PHARMACEUTICAL	MERIDIAN BIOSCIENCE INC	QUIDEL CORP
REGENERON PHARMACEUTICALS	VALEANT PHARMACEUTICALS INT	VERTEX PHARMACEUTICALS

In addition, Mercer gathered competitive market data from the 2010 Mercer US Global Premium Executive Remuneration Suite, 2010/2011 Wyatt Survey Report on Top Management Compensation and the Radford Survey. To determine competitive market compensation, the broad life sciences survey data was equally blended with the compensation data from the Mercer determined peer group set forth above. This information was gathered and analyzed for the 25th, 50th and 75th percentiles for annual salary and short-term incentive pay elements.

We believe that the compensation information obtained from the Radford Survey, the Radford Report and the Mercer Report provides us appropriate compensation data and benchmarks as it is derived from companies which are in our industry, share similar corporate structures, and have similar factors such as number of employees, market value, revenues, net income, and product pipeline.

Utilizing the data provided us in the Mercer Report, we analyzed, amongst other criteria, the average salary and incentive bonus compensation for each of our executive officers at the 25th, 50th and 75th percentile ranges from the Mercer composite peer group. Utilizing the data provided us in the Radford Report, we analyzed, amongst other criteria, the average equity compensation (using the Black Scholes value of options), for each of our executive officers at the 25th, 50th and 75th percentile range from the Radford composite peer group. We also analyzed our gross equity burn rate, issued equity overhang and total equity overhang at the 50th-75th percentile range as compared to the 14 companies reported in our peer group of companies under the Radford Report.

The Compensation Committee has approved a pay-for-performance philosophy for the compensation of our executive officers which is intended, in general, to provide base salary, bonus and total compensation within the 50th to 75th percentile of comparable companies in our industry; however, we may award compensation above the 75th percentile when deemed appropriate to further promote and achieve the primary objectives of our compensation programs. The comparable group of companies on which we rely to corroborate our determinations are those represented by the peer groups utilized in the Radford Report and the Mercer Report and those which participated in the industry survey reports. Within the scope of this pay-for-performance philosophy, we have determined the various components of each executive’s initial compensation package based on various factors, including: the executive’s particular background, training and relevant work experience; the executive’s role and responsibilities and the compensation paid to similar persons in comparable companies represented in the compensation data that we utilized; the demand for individuals with the executive’s specific talents and expertise and our ability to attract and retain comparable talents; the performance goals and other expectations of the executive for the position; and the comparison to other executives within our company having similar skills and experience levels and responsibilities.

Establishment and Use of Management Business Objectives

The Compensation Committee has implemented an annual management performance program for the purpose of establishing annual performance objectives for our executive officers to align their performance with the overall goals and objectives for the Company. This process commences in the fourth quarter of each fiscal year as each executive officer meets with our President and CEO to establish annual Management Business Objectives, or MBOs, for the ensuing fiscal year. After review and discussion, our President and CEO finalizes the executive officer’s MBOs for the ensuing fiscal year. Similarly, our President and CEO meets with the Compensation Committee at the end of each fiscal year to establish his MBOs for the ensuing fiscal year which, after review and discussion, are finalized by the Compensation Committee. During the fiscal year, additional MBOs may be established and assigned to an executive officer, including our President and CEO. All executive officer MBOs are reported to the independent members of the Board of Directors. At the end of the ensuing fiscal year, each executive officer’s performance for the fiscal year is reviewed, including an assessment by management and the Compensation Committee of the achievement of each executive officer’s respective MBOs. At this time, our President and CEO recommends to the Compensation Committee an annual cash incentive bonus amount and salary adjustment for the executive officers, other than himself. The Compensation Committee, after further review and discussion with our President and CEO, then determines the annual cash incentive bonus for the concluding fiscal year and base salary amount for the ensuing fiscal year for the executive officers, other than our President and CEO. In the case of our President and CEO, the Compensation Committee reviews and discusses with the President and CEO the accomplishment of his MBOs for the fiscal year. The Compensation Committee then makes its review and determinations without any recommendations from our President and CEO, who is not present in any portions of the meetings of the Compensation Committee where his compensation is reviewed, discussed and approved. The annual cash incentive bonus amount and salary adjustments for the executive officers are reported to the independent members of the Board of Directors.

The individual MBOs for our named executive officers for fiscal year 2011 were as follows:

Peter D. Meldrum, President and CEO — manage the Company to achieve designated financial targets for total revenues, net income and earnings per share for fiscal 2011; achieve specified targets for the launch of two new molecular diagnostic products; develop a comprehensive European launch strategy, and individual product launches for specified countries and implement the European strategy according to timeline and budget; and increase diversity of the Company’s revenues through acquisition of at least one new company.

Mark C. Capone, President, Myriad Genetic Laboratories, Inc. — manage Myriad Genetic Laboratories, Inc. (“MGL”) to achieve designated financial targets for total revenues, net income and earnings per share for fiscal 2011; achieve specific product launch and product reimbursement milestones; and manage MGL’s legislative and regulatory matters.

James S. Evans, Chief Financial Officer and Treasurer — manage the Company to achieve designated financial targets for total revenues, net income and earnings per share for fiscal 2011; favorably manage communications with research analysts on financial reporting expectations; work with shareholders and industry review organizations to support proposed annual increase in authorized shares for our equity plans; and grow the Company’s stock price greater than the average growth of designated benchmark companies.

Jerry S. Lanchbury, Ph.D., Chief Scientific Officer — manage the Company to achieve designated financial targets for total revenues, net income and earnings per share for fiscal 2011; develop and launch a new molecular diagnostic test; and conduct clinical studies to support product introductions and publish clinical study data and results in peer-review journals.

Richard M. Marsh, Executive Vice President, General Counsel and Secretary — manage the Company to achieve designated financial targets for total revenues, net income and earnings per share for fiscal 2011; manage litigation risk, exposure and costs of pending challenges to the Company’s intellectual property; prepare an initial tax strategy for European operations; and develop and implement a strategy to expand the intellectual property patent portfolio.

Role of Management in Our Compensation Program

Our management, including our President and CEO, supports the Compensation Committee, attends portions of its meetings upon request, and performs various administrative functions at its request. Our President and CEO provides input to the Compensation Committee on the effectiveness of our compensation program and makes specific recommendations as to the base salary amounts, annual cash incentive bonus amounts and stock option grants for the executive officers, other than for himself. Except for our President and CEO, no executive officer is present when the Compensation Committee discusses and determines the salary and bonus amounts and equity compensation to be awarded to the executive officers. Our President and CEO is excused from all meetings, and is not present, where matters pertaining to his compensation are discussed and approved by the Compensation Committee.

At the end of each fiscal year, our President and CEO evaluates the annual performance of each of our executive officers, including an assessment of the accomplishment of each executive officer’s MBOs, and submits his recommendations to the Compensation Committee which then determines an annual cash incentive bonus amount for the concluding fiscal year and the base salary amount for the ensuing fiscal year for each of the executive officers. In September and February of each fiscal year, our President and CEO also makes recommendations to the Compensation Committee for stock option awards based on the performance of the executive officers to date, including progress on accomplishing MBOs. The amounts of annual salaries, annual bonuses and equity grants for the executive officers are determined within the discretion of the Compensation Committee.

In the case of our President and CEO, his individual performance is reviewed and evaluated by the Compensation Committee at the end of each fiscal year with respect to his annual cash incentive bonus amount for the concluding fiscal year and base salary for the ensuing fiscal year, and in September and February of each year with respect to stock option awards. With respect to the compensation of our President and CEO, the Compensation Committee is responsible for (i) reviewing and approving his MBOs, (ii) evaluating his performance in light of his MBOs, and (iii) determining and approving his compensation, including the award of equity compensation, based on this evaluation.

Elements of our Compensation Program and Annual Performance Evaluations

The compensation program for our executive officers consists principally of base salary, an annual cash incentive bonus, long-term compensation in the form of stock options, and certain severance and termination benefits. We believe that these elements of our compensation strike an appropriate balance to incentivize and reward our executive officers for ongoing, short-term and long-term performance. An annual base salary provides the foundation of our compensation program and ensures that the executive officer is being paid ongoing compensation which allows us to attract and retain high-quality talent. The annual cash incentive bonus forms an important part of our compensation strategy by providing an incentive to reward short-term performance as measured by Company performance and accomplishment of individual MBOs. Stock option awards also form an important part of our compensation strategy. These equity grants reward our executive officers for the long-term performance of Myriad, and help to ensure that our executive officers have a stake in our long-term success by providing an incentive to improve our overall growth and value as measured by our stock price. This aligns the executive officer’s interests with stockholders’ long-term interests. Finally, we have entered into retention agreements with each of our executive officers to provide certain severance and termination benefits following a change in control to ensure our executive officers are motivated to stay with us during periods of uncertainty.

The Compensation Committee, in collaboration with management, attempts to develop an overall compensation program that incentivizes the executive officers to achieve their objectives without encouraging them to take excessive risks to the business. We believe this is accomplished through the balance of the various elements of our compensation program, including the establishment of annual MBOs for each of the executive officers to appropriately guide their performance objectives, and pre-set limits on short-term incentive compensation in the form of annual cash bonuses.

Base Salary

Base salaries for executive officers are based on various factors, including the scope of their role and responsibilities and their particular background, training and relevant work experience, taking into account the compensation paid to similar positions in comparable companies represented in the compensation data that we utilized, and also considering the demand for individuals with the executives’ specific talents and expertise and our ability to attract and retain comparable talents. We believe that the base salaries for our executive officers should generally be in the 50th to 75th percentile range of salaries for executives in similar positions and with similar responsibilities in comparable companies in our industry as represented in the compensation data we utilized; however, when deemed appropriate, we may set base salaries above the 75th percentile to further promote and achieve the primary objectives of our compensation programs. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Each year we evaluate base salaries as part of our management performance program, and establish each executive’s base salary for the ensuing year. In establishing base salaries, we assess the executive officer’s performance in each of the areas in which individual MBOs were established, the financial performance of Myriad in the areas of responsibility of the executive officer, the overall financial performance of Myriad and other significant accomplishments and contributions of the executive officer. We also review and determine if there are any significant differences in the compensation of an executive officer compared to the compensation paid to executives in similar positions with comparable companies in our industry as represented in the compensation data we utilize. We adjust annual base salaries if we deem such an adjustment is warranted based on the performance and contribution of the executive officer, differences in comparable market salaries, changes in the scope of responsibilities of the executive officer, or internal pay inequities.

Based on the foregoing, including our evaluation of the corporate developments, accomplishments and events that occurred during fiscal 2011 and an assessment of each executive officer’s performance of individual MBOs for fiscal 2011, we increased the base salaries for our named executive officers for fiscal 2012 as set forth below. The fiscal 2012 base salary of Mr. Meldrum and Dr. Lanchbury fall slightly above the 75th percentile and the fiscal 2012 salaries for each of our other named executive officers falls between the 50th and 75th percentiles of comparable base salary compensation as reported in the Mercer Report.

Name and Position	Fiscal 2011 Base Salary ($)	Fiscal 2012 Base Salary ($)	% Increase
Peter D. Meldrum
President and Chief Executive Officer	870,000	915,000	5.2%
Mark C. Capone
President, Myriad Genetic Laboratories, Inc.	455,000	500,000	9.9%
James S. Evans
Chief Financial Officer and Treasurer	420,000	440,000	4.8%
Jerry S. Lanchbury, Ph.D.
Chief Scientific Officer	395,000	420,000	6.3%
Richard M. Marsh
Executive Vice President, General Counsel and Secretary	404,000	425,000	5.2%

Annual Cash Incentive Bonus

An important part of our compensation program for our executive officers is an annual performance-based cash incentive bonus. This practice is designed to enable us to attract and retain executive level talent, as well as to provide variable compensation to incentivize and reward executives for ongoing performance which provides a contemporaneous benefit to our overall operations and successes. The cash incentive bonus amount is determined annually as part of our management performance program. As a part of this review, we assess the executive officer’s performance in each of the areas in which individual MBOs were established, our financial performance in the areas of responsibility of the executive officer, our overall financial performance and other significant accomplishments and contributions of the executive officer. We also review and determine if there are any significant differences in the annual bonus of an executive officer compared to bonuses paid to executives in similar positions with comparable companies in our industry as represented in the compensation data we utilized. We change the cash incentive bonuses paid to our executive officers if we deem such an adjustment is warranted based on the performance and contribution of the executive officer, differences in comparable market data, significant accomplishments for the year, changes in the scope of responsibilities of the executive officer, or internal pay inequities. Any adjustments to the annual cash incentive bonus paid are determined at the discretion of the Compensation Committee.

For purposes of determining the cash incentive bonuses for our executive officers for fiscal 2011, the Compensation Committee utilized a formulaic approach, based on a target incentive bonus as a percentage of base salary, company performance and the achievement of individual MBOs. Utilizing the compensation data from our peer group from the Mercer Report, the Compensation Committee established a target incentive bonus as a percentage of base salary for each executive officer. The cash incentive bonus amount for each executive officer was then determined based on the following formula: annual base salary of the executive officer times (a) the executive officer’s applicable target incentive bonus percentage, as adjusted by the Compensation Committee based on company performance by a factor of up to 130%, and times (b) the executive officer’s performance goals score (up to 100% — based on degree of accomplishment of MBOs as determined by the Compensation Committee).

Based on the Compensation Committee’s evaluation of company performance, including the record results in revenue and net income, improvements in earnings per share, intellectual property acquisitions, stock repurchases, and cash position, increase in shareholder value, among other accomplishments, the Compensation Committee increased the target incentive bonus percentages by 15% for purposes of determining incentive bonuses for fiscal 2011, including the target incentive bonus percentage for the President and CEO. With respect to the scoring of each individual executive officer’s performance MBOs, as all executive officers had the same revenue, net income and earnings per share growth goals, all executive officers’ performance scores for financial targets were scored by a factor of 92% based on the level of accomplishment of these financial goals for fiscal 2011 as further described in more detail below. Accordingly, based on the foregoing formula, and including our assessment of each executive officer’s performance of individual MBOs for fiscal 2011, as discussed below, we determined the following cash incentive bonuses for our named executive officers for fiscal 2011:

Name and Position	Target Incentive Bonus (% of base salary as increased by 15%)	Performance Goals Score (as a %)	Fiscal 2011 Bonus Payments ($)
Peter D. Meldrum
President and Chief Executive Officer	115	95.5	955,500
Mark C. Capone
President, Myriad Genetic Laboratories, Inc.	75	98	334,000
James S. Evans
Chief Financial Officer and Treasurer	63	95	251,000
Jerry S. Lanchbury, Ph.D.
Chief Scientific Officer	58	93	213,000
Richard M. Marsh
Executive Vice President, General Counsel and Secretary	58	97	227,000

For fiscal 2012, the Compensation Committee has decided to utilize the same formulaic approach for determining the annual cash incentive bonus for executive officers. Accordingly, the Compensation Committee established the following target incentive bonus percentages for our executive officers, which will be used in determining annual cash incentive bonus amounts for fiscal 2012 performance. These are unchanged from the targets established for fiscal 2011, except in the case of Mr. Capone, whose target incentive bonus percentage was increased from 65% to 70%, reflective of the role and responsibilities of Mr. Capone as President of Myriad Genetic Laboratories, Inc. Additionally, a target incentive bonus percentage was added for our recently hired Executive Vice President of Human Resources.

Executive Officer	Target Incentive Bonus (% of Base Salary)
President and CEO	100%
Subsidiary President	70%
Chief Financial Officer	55%
Chief Scientific Officer	50%
Executive Vice President, General Counsel and Secretary	50%
Chief Information Officer	45%
Executive Vice President, International Affairs Executive Vice President Human Resources	45 40	% %

The actual cash incentive bonus amount for each executive officer for fiscal 2012 will be based on the same formula as fiscal 2011.

Named Executive Officer Performance for Fiscal 2011

The salary adjustments for fiscal 2012 and cash incentive bonuses for fiscal 2011 were awarded to our named executive officers after determining the level to which each individual officer satisfied his annual MBOs for fiscal 2011 and in light of his relative contribution to the overall success and accomplishments of the Company, as described below with respect to each named executive officer. We also determined these amounts to maintain, in general, parity within the 50th to 75th percentile of salary and incentive bonus reflected in the compensation data we utilized from the Mercer Report. However, in light of the 15% increased target bonus percentage and the resulting increased short-term bonus incentive amounts which the Compensation Committee determined to award based on the Company’s fiscal 2011 performance, one of our named executive officers received total cash compensation slightly above the 75th percentile for fiscal 2011. We believe this was appropriate in light of our record financial performance for fiscal 2011, and the contribution of the individual executive officers.

President and CEO. Based on our financial results for fiscal 2011, as discussed in the Executive Summary above, the Compensation Committee determined that Mr. Meldrum had substantially accomplished his financial MBOs, and gave him a performance goal score of 92% for his financial objectives, which represented 60% of his total MBOs. The Compensation Committee also determined that Mr. Meldrum had substantially accomplished his remaining MBOs in light of our acquisition of Rules Based Medicine, Inc., acquisition of the license rights to Melanoma Diagnostics, Inc. and Chronix Biomedical, Inc., the launch of Panexia testing, the completion of a second $100 million stock repurchase, and development and implementation of our planned European launch. The Compensation Committee determined a performance goal score of 100% for Mr. Meldrum’s remaining MBOs, which represented 40% of his total MBOs. Based on Mr. Meldrum’s performance and positive contribution to the Company, Mr. Meldrum’s combined performance goal score for all MBOs was 95.5%.

Based on the Mercer Report, Mr. Meldrum’s fiscal 2011 salary was between the 50th and 75th percentile of the reported survey compensation data for his position. Based on his performance goal score of 95.5%, and the comparable compensation data provided by the Mercer Report, Mr. Meldrum’s base salary for fiscal 2012 was increased by approximately 5.2% to $915,000, which is slightly above the 75th percentile of the reported survey compensation data for fiscal 2011. Mr. Meldrum’s fiscal 2011 cash incentive bonus was $955,500 based on his performance goal score of 95.5% times his target bonus percentage of 115% as adjusted upwards by the Compensation Committee. The increase in Mr. Meldrum’s fiscal 2011 cash incentive bonus was reflective of the substantial accomplishment of his MBOs and the 15% increase in his target incentive bonus percentage as a result of the Company’s record financial and other accomplishments during fiscal 2011. As a result, Mr. Meldrum’s total fiscal 2011 cash compensation (fiscal 2011 salary and fiscal 2011 cash incentive bonus) was between the 50th and 75th percentile of the reported survey compensation data.

Other Named Executive Officers. The Compensation Committee determined that the named executive officers had also substantially accomplished their financial MBOs, and had substantially accomplished their respective remaining MBOs based on:

•	our achievement of total annual revenues of $402.1 million for the fiscal year;

•	our achievement of operating income of $157.8 million for the fiscal year;

•	our achievement of $1.10 diluted earnings per share;

•	strong cash flow from operations;

•	launch of the Panexia test;

•	progress on publication of studies for Prolaris and PTEN testing;

•	year over year increase in our stock price;

•	development and implementation of our European launch strategy;

•	management and positive outcome of intellectual property litigation;

•	acquisition of license rights to Melanoma Diagnostics, Inc. and Chronix Biomedical, Inc.;

•	acquisition of Rules-Based Medicine, Inc.;

•	completion of second $100 million stock repurchase program; and

•	strong gross profit and operating margins for our molecular diagnostic products.

Based on the Mercer Report, Mr. Capone’s fiscal 2011 salary was slightly above the 50th percentile of the reported survey compensation data for his position. Based on Mr. Capone’s performance and positive contribution to the Company, Mr. Capone received a performance goal score of 98%, and his base salary for fiscal 2012 was increased by approximately 9.9% to $500,000, which is between the 50th and 75th percentile of the reported survey compensation data for fiscal 2011. Mr. Capone’s fiscal 2011 cash incentive bonus was $334,000 based on his performance goal score of 98% times his target bonus percentage of 75% as adjusted upwards by the Compensation Committee. The increase in Mr. Capone’s fiscal 2011 cash incentive bonus was reflective of the substantial accomplishment of his MBOs and the 15% increase in his target incentive bonus percentage as a result of the Company’s accomplishments during fiscal year 2011. As a result, Mr. Capone’s total fiscal 2011 cash compensation (fiscal 2011 salary and cash incentive bonus) was between the 50th and 75th percentile of the reported survey compensation data.

Based on the Mercer Report, Mr. Evans’ fiscal 2011 salary was between the 50th and 75th percentile of the reported survey compensation data for his position. Based on Mr. Evans’ performance and positive contribution to the Company, Mr. Evans received a performance goal score of 95%, and his base salary for fiscal 2012 was increased by 4.8% to $440,000, which is between the 50th and 75th percentile of the reported survey compensation data for fiscal 2011. Mr. Evans’ fiscal 2011 cash incentive bonus was $251,000 based on his performance goal score of 95% times his target bonus percentage of 63% as adjusted upwards by the Compensation Committee. The increase in Mr. Evans’ fiscal 2011 cash incentive bonus was reflective of the substantial accomplishment of his MBOs and the 15% increase in his target incentive bonus percentage as a result of the Company’s accomplishments during fiscal year 2011. As a result, Mr. Evans’ total fiscal 2011 cash compensation (fiscal 2011 salary and cash incentive bonus) was between the 50th and 75th percentile of the reported survey compensation data.

Based on the Mercer Report, Dr. Lanchbury’s fiscal 2011 salary was above the 75th percentile of the reported survey compensation data for his position. Based on Dr. Lanchbury’s performance and positive contribution to the Company, Dr. Lanchbury received a performance goal score of 93%, and his base salary for fiscal 2012 was increased by approximately 6.3% to $420,000, which is above the 75th percentile of the reported survey compensation data for fiscal 2011. Dr. Lanchbury’s fiscal 2011 cash incentive bonus was $213,000 based on his performance goal score of 93% times his target bonus percentage of 115% as adjusted upwards by the Compensation Committee. The increase in Dr. Lanchbury’s fiscal 2011 cash incentive bonus was reflective of the substantial accomplishment of his MBOs and the 15% increase in his target incentive bonus percentage as a result of the Company’s accomplishments during fiscal year 2011. As a result, Dr. Lanchbury’s total fiscal 2011 cash compensation (fiscal 2011 salary and cash incentive bonus) was above the 75th percentile of the reported survey compensation data. The Compensation Committee believes that setting Dr. Lanchbury’s salary compensation above the 75th percentile is appropriate in light of the skill and experience that Dr. Lanchbury brings to the Company, and in light of the breadth and scope of responsibilities he has for the Company’s research and development growth.

Based on the Mercer Report, Mr. Marsh’s fiscal 2011 salary was between the 50th and 75th percentile of the reported survey compensation data for his position. Based on Mr. Marsh’s performance and positive contribution to the Company, Mr. Marsh received a performance goal score of 97%, and his base salary for fiscal 2012 was increased by approximately 5.2% to $425,000, which is between the 50th and 75th percentile of the reported survey compensation data for fiscal 2011. Mr. Marsh’s fiscal 2011 cash incentive bonus was $227,000 based on his performance goal score of 97% times his target bonus percentage of 115% as adjusted upwards by the Compensation Committee. The increase in Mr. Marsh’s fiscal 2011 cash incentive bonus was reflective of the substantial accomplishment of his MBOs and the 15% increase in his target incentive bonus percentage as a result of the Company’s accomplishments during fiscal year 2011. As a result, Mr. Marsh’s total fiscal 2011 cash compensation (fiscal 2011 salary and cash incentive bonus) was between the 50th and 75th percentile of the reported survey compensation data.

Long-Term Incentives

To incentivize and reward long-term performance by our executives, we provide awards of stock options. These equity-based awards help ensure that our executive officers have a stake in our long-term success by providing an incentive to improve the overall growth and value of Myriad. We believe this fosters an executive culture that aligns our executive officers’ interests with the long-term interests of our shareholders. Our 2010 Employee, Director and Consultant Equity Incentive Plan (the “2010 Plan”), allows for the grant of stock options, restricted stock and other stock-based awards to our employees, directors and consultants. We typically make an initial stock option award to new executive officers upon initial hire. We also grant semi-annual stock option awards. We have not adopted stock ownership guidelines. The Compensation Committee determines the terms of all stock option grants for the named executive officers, including our President and CEO. We have not yet granted any other form of equity compensation under the 2010 Plan, although we may do so in the future.

Initial Stock Option Awards. Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the closing price of our common stock on the date of grant, which is generally within the first week of the officer’s employment, and a four-year vesting schedule with 1/4th of the shares vesting on each anniversary of the date of grant. The amount of the initial stock option award is determined based on the executive’s position with us and analysis of the competitive practices of the companies similar in size to us represented in the compensation data that we review with the goal of creating a total compensation package for new employees that is competitive with other similar companies and that will enable us to attract high quality management personnel.

Semi-Annual Stock Option Awards. Our practice is to make semi-annual stock option awards as part of our overall performance management program. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. Stock option awards are made twice a year in connection with the Board of Director meetings generally in February and September. The Board customarily determines the dates of its meetings for the ensuing year at a meeting of the Board in the preceding year. Thus, the dates on which stock options are granted are set well in advance. The Board does not time the grant of stock options with respect to the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of our common stock. Stock option awards for the executive officers, including our President and CEO, are approved by the Compensation Committee. Stock option awards are granted at an exercise price equal to the closing price of our common stock on the date of grant, and generally vest in equal annual installments over a four-year period.

The Compensation Committee has determined that, in order to better facilitate the annual review of management’s and the Company’s performance in connection with the approval of long-term incentive compensation for our executive officers, it will make stock option awards on an annual basis beginning in fiscal 2013. As we transition to a single annual grant of stock options, for fiscal 2012, the Compensation Committee has awarded 80% of the annual stock option award amount in connection with our September 2011 Board meeting, and anticipates awarding the remaining 20% of the annual award amount in connection with our March 2012 Board meeting. In fiscal 2013, we anticipate making a single award of 100% of the stock options awarded to our executive officers in connection with our September Board meeting.

We intend that the annual aggregate value of these awards will be targeted, generally, at approximately the 75th percentile of aggregate value of awards for executives in similar positions and with similar responsibilities in comparable companies in our industry as represented in the compensation data we utilize. However, we may award compensation above or below the 75th percentile when deemed appropriate to further promote and achieve the primary objectives of our compensation programs and based on the individual performance of our executive officers and the performance of the company. The Compensation Committee believes that equity awards provide appropriate incentives to align individual executive officer performance with the overall enhancement of long-term shareholder value. Accordingly, we set compensation levels for equity awards at the top of the range compared to cash compensation. However, the Compensation Committee still seeks to have total compensation (salary, annual bonus and equity grants) to be within the 50th to 75th percentile range. When deemed appropriate, we may award total compensation above the 75th percentile to further promote and achieve the primary objectives of our compensation programs.

In determining the number of stock options awarded, we take into consideration the total number of our outstanding shares of common stock, the relative dilution to shareholders, as well as our gross equity burn rate, issued equity overhang and total equity overhang. Individual stock option awards are based on individual accomplishments of each executive as measured by performance and achievement of individual MBOs. The Compensation Committee grants stock option awards primarily to reward performance but also to retain officers and provide incentives for future performance. The size of option grants generally increases as the rank of the executive officer increases. In determining the amount of stock options to be awarded, the Compensation Committee considers various factors, including our financial and operating performance for the applicable period; the executive officer’s contribution to our performance; the anticipated contribution of the executive officer to our future performance; a review of compensation for comparable positions in our peer group from our benchmarking studies; and the total compensation of the executive officer and the anticipated retentive effect of the grant of additional options.

Based on the Radford Report, which calculated market annual guidelines at the 50th and 75th percentile, the long-term incentive value of the semi-annual stock option grant awards made to the named executive officers on September 15, 2010 and February 23, 2011 were between the 50th and 75th percentile of long-term compensation reported for each of the respective officer categories; except for Mr. Evans and Mr. Marsh, whose long-term incentive value of the semi-annual stock option grant awards for the 2011 fiscal year were slightly above the 75th percentile. The long-term incentive value of the semi-annual stock option grant awards made to the named executive officers for the 2011 fiscal year are reported in the table for 2011 Fiscal Year Grants of Plan Based Awards and was determined in accordance with ASC Topic 718, utilizing the Black Scholes value for options. The aggregate number of stock options awarded for the 2011 fiscal year to each of our named executive officers was larger than the number of stock options awarded for the 2010 fiscal year. We felt this appropriate given the company’s performance relative to its peers, the individual accomplishments of our named executive officers, including our President and CEO, relative to their individual MBOs and to continue to place an increased weighting of compensation on long term compensation. We also believe these option awards were appropriate based on the company’s double digit compound annual growth rate (CAGR) in revenues and operating income over the past four years. Thus, these option awards appropriately reward our executives for their consistent past performance, and incentivize our executives to work hard to continue to deliver similar performance and to remain employed at the Company. Based on the Radford Report, our gross burn rate for fiscal year 2010 was between the 25th and 50th percentile, while our three-year average gross burn rate falls between the 50th and 75th percentile.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees, including health and dental insurance, life and disability insurance, a 401(k) plan and a discretionary December holiday bonus. Additionally, we may provide other perquisites to new executive officers such as a signing bonus, relocation package or other related compensation as we determine on a case-by-case basis.

Termination-Based Compensation

We recognize that, as is the case with many publicly held corporations, the possibility of a change in control of the company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of us and our stockholders. Therefore, we have entered into a form of retention agreement with each of our executive officers to reinforce and encourage the continued employment and dedication of our executive officers without distraction from the possibility of a change in control of the company and related events and circumstances. We believe that the terms of our retention agreement are consistent with those maintained by others in our industry and therefore are important for attracting and retaining key employees who are critical to our long-term success. The potential benefits provided under the retention agreement are in addition to the current compensation arrangements we have with our executive officers. For the payments each of our named executive officers is entitled to receive upon a change-in-control, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” later in this proxy statement.

Relationship of Elements of Compensation

As noted above, our compensation structure is primarily comprised of base salary, an annual cash incentive bonus and long-term compensation in the form of stock options. In setting executive compensation, the Compensation Committee considers the aggregate compensation payable to an executive officer and the form of the compensation. The Compensation Committee seeks to achieve an appropriate balance between immediate cash rewards and long-term financial incentives.

We currently utilize stock options as a substantial component of compensation, as the Compensation Committee views the award of stock options as a primary long-term retention benefit by tying the earning of these awards to long-term vesting schedules, generally four years. If an employee leaves the Company before the completion of the vesting period, then that employee would not receive any benefit from the non-vested portion of his award. We believe that this feature makes it more attractive to remain as our employee and these arrangements do not require substantial cash payments by us. Under our 2010 Plan we may also issue restricted stock awards as a component of long-term incentive compensation. Because we anticipate that any such restricted stock awards will generally vest over a four-year period similar to our stock options, we believe they will have similar retention benefits as provided by stock options. Under our 2010 Plan, if we issue restricted stock awards, we will reduce the number of authorized shares available for grant by a ratio. In September 2011, the Board increased this ratio from 1.5:1 shares to 2:1 shares. This means that for every share of restricted stock awarded, we will reduce the number of shares available for grant from our 2010 Plan by 2 shares. To date, we have not granted any restricted stock awards.

The Compensation Committee reviews from time to time the mix of the compensation elements for executive officers against comparable companies in our industry as represented in the compensation data we utilize. The size and mix of each element in a compensation package is based on the impact of the position on the Company, market practice and overall corporate and individual performance relative to stated corporate goals. The level of incentive compensation typically increases in relation to an executive officer’s responsibilities and ability to meet individual and corporate goals. The Compensation Committee believes that making a significant portion of an executive officer’s compensation contingent on corporate performance more closely aligns the executive officer’s interests with those of our stockholders.

The Compensation Committee may decide, as appropriate, to modify the mix of base salary, annual and long-term incentives to best fit an executive officer’s specific circumstances or if required by competitive market conditions for attracting and retaining skilled personnel. For example, the Compensation Committee may decide to award additional stock options to an executive officer if the total number of stock option grants received during an individual’s employment with us does not adequately reflect the executive’s current position. We believe that this discretion and flexibility allows the Compensation Committee to better achieve our compensation objectives.

Conclusion

Our compensation policies are designed and are continually being developed to retain and motivate our executive officers and to ultimately reward them for outstanding individual and corporate performance.

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years indicated therein to (1) our President and Chief Executive Officer, (2) our Chief Financial Officer, and (3) our three next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2011 and were serving as executive officers as of June 30, 2011.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Peter D. Meldrum	2011	870,504	956,312	3,029,902	9,866	4,866,584
President and Chief Executive Officer	2010	832,550	649,710	3,805,820	10,475	5,298,555
	2009	800,552	1,000,812	6,677,228	9,275	8,487,867

Mark C. Capone	2011	455,504	334,812	1,487,055	8,316	2,285,687
President, Myriad Genetic Laboratories, Inc.	2010	396,553	178,710	1,363,707	8,825	1,947,795
	2009	361,512	210,812	2,669,262	8,522	3,250,108

James S. Evans	2011	420,504	251,812	1,186,334	8,316	1,866,966
Chief Financial Officer and Treasurer	2010	400,550	172,710	1,614,656	8,825	2,196,742
	2009	375,552	265,812	2,566,576	9,063	3,217,003

Jerry S. Lanchbury, Ph.D. (3)	2011	395,504	213,812	989,163	10,639	1,609,118
Chief Scientific Officer	2010	352,217	150,710	1,052,371	12,463	1,567,761

Richard M. Marsh, Esq.	2011	404,504	227,812	1,120,610	10,226	1,763,152
Executive Vice President, General	2010	385,550	154,710	1,456,035	10,349	2,006,644
Counsel and Secretary	2009	360,552	210,812	2,390,002	8,489	2,969,855

(1)	Amounts shown reflect the aggregate grant date fair value of option awards granted in each year presented calculated in accordance with FASB ASC Topic 718. Information regarding the assumptions used in the valuation of option awards can be found in the footnote to our financial statements entitled “Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC. Our executive officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in our Annual Report on Form 10-K.
(2)	All amounts shown for fiscal year 2011 consist of (i) $5.53 per month of premiums paid by us with respect to term life insurance for the benefit of each named executive officer for their respective periods served and (ii) the balance of the amount shown for matching contributions made under our 401(k) plan on behalf of each named executive officer.
(3)	Compensation data disclosed for only those years for which the individual was a named executive officer.

2011 Fiscal Year Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended June 30, 2011 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Peter D. Meldrum	9/15/2010	220,000	$16.53	$1,373,086
President and Chief Executive Officer	2/23/2011	240,000	$18.00	$1,656,816

Mark C. Capone	9/15/2010	100,000	$16.53	$624,130
President, Myriad Genetic Laboratories, Inc.	2/23/2011	125,000	$18.00	$862,925

James S. Evans	9/15/2010	85,000	$16.53	$530,511
Chief Financial Officer and Treasurer	2/23/2011	95,000	$18.00	$655,823

Jerry S. Lanchbury, Ph.D.	9/15/2010	70,000	$16.53	$436,891
Chief Scientific Officer	2/23/2011	80,000	$18.00	$552,272

Richard M. Marsh, Esq.	9/15/2010	80,000	$16.53	$499,304
Executive Vice President, General Counsel and Secretary	2/23/2011	90,000	$18.00	$621,306

(1)	All options were granted as part of our compensation policy of awarding semi-annual stock option grants at the meetings of our Compensation Committee in the fall and spring of each fiscal year. The options vest in equal annual installments over a four-year period. The September 2010 options were granted under the 2003 Option Plan and the February 2011 options were granted under the 2010 Plan. The exercise price for all stock option grants is the closing price of our common stock on the day of the grant.
(2)	Represents the grant date fair value calculated in accordance with FASB ASC Topic 718. Information regarding the assumptions used in the valuation of option awards can be found in the footnote to our financial statements entitled “Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC. Our executive officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in our Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and 2011 Fiscal Year Grants of Plan-Based Awards Table

We have entered into an employment agreement with no defined term with each of our named executive officers. Pursuant to each of these agreements, either party may terminate employment without cause at any time upon 15 days written notice to the other party or immediately with cause upon written notice to the other party. Each employment agreement also provides that the employee will not disclose confidential information of ours during and after employment and will not compete with us during the term of employment. Since the dates of these agreements entered into with our executive officers, the compensation paid to each executive officer has been increased and additional stock options have been granted as discussed below.

We have also entered into an Executive Retention Agreement with each of our named executive officers under which they are entitled to certain benefits upon a change-in-control, as discussed below under “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

Mr. Meldrum was appointed to the position of President and Chief Executive Officer in November 1991. In May 1993, Mr. Meldrum entered into the company’s standard form of employment agreement as required of all Myriad employees. As approved by our Compensation Committee, Mr. Meldrum received an annual salary of $870,000 for the fiscal year ended June 30, 2011, and will be paid an annual base salary of $915,000 for the fiscal year ending June 30, 2012. Mr. Meldrum’s cash incentive bonus for fiscal 2011 was $955,500 as approved by our Compensation Committee. In addition to the options granted in fiscal 2011 as noted above in the 2011 Fiscal Year Grants of Plan-Based Awards table, on September 13, 2011, Mr. Meldrum was granted 416,000 options to purchase our common stock at a per share price of $19.47, the closing price of our common stock on that date. Previously, as part of our compensation policy, we awarded stock options on a semi-annual basis in connection with the meetings of our Compensation Committee in the fall and spring of each fiscal year. The Compensation Committee has determined to make stock option awards on an annual basis beginning in fiscal 2013. As we transition to a single annual grant of stock options, for fiscal 2012, the Compensation Committee has awarded 80% of the anticipated annual stock option award amount in connection with the September 2011 Compensation Committee meeting, and anticipates awarding the remaining 20% of the anticipated annual award amount in connection with the March 2012 Compensation Committee meeting. Accordingly, the grant made to Mr. Meldrum on September 13, 2011 represents 80% of his anticipated annual stock option award amount for fiscal 2012.

Mr. Capone was appointed to the position of Vice President of Sales for Myriad Genetic Laboratories, Inc., (“MGL”) in October 2002, and entered into the company’s standard form of employment agreement at that time. In September 2005, Mr. Capone was appointed to the position of Senior Vice President of Sales for MGL, in February 2006, Mr. Capone was appointed to the position of Chief Operating Officer for MGL, and in March 2010 was appointed President of MGL. As determined by our Compensation Committee, Mr. Capone received an annual salary of $455,000 for the fiscal year ended June 30, 2011. Mr. Capone will be paid an annual base salary of $500,000 for the fiscal year ending June 30, 2012. Mr. Capone’s cash incentive bonus for fiscal 2011 was $334,000 as determined by our Compensation Committee. In addition to the options granted in fiscal 2011 as noted above in the 2011 Fiscal Year Grants of Plan-Based Awards table, on September 13, 2011, Mr. Capone was granted 208,000 options to purchase our common stock at a per share price of $19.47, the closing price of our common stock on that date. Previously, as part of our compensation policy, we awarded stock options on a semi-annual basis in connection with the meetings of our Compensation Committee in the fall and spring of each fiscal year. The Compensation Committee has determined to make stock option awards on an annual basis beginning in fiscal 2013. As we transition to a single annual grant of stock options, for fiscal 2012, the Compensation Committee has awarded 80% of the anticipated annual stock option award amount in connection with our September 2011 Compensation Committee meeting, and anticipates awarding the remaining 20% of the anticipated annual award amount in connection with our March 2012 Compensation Committee meeting. Accordingly, the grant made to Mr. Capone on September 13, 2011 represents 80% of his anticipated annual stock option award amount for fiscal 2012.

Mr. Evans was appointed to the position of Corporate Controller in March 1995 and entered into the company’s standard form of employment agreement at that time. In November 2007, Mr. Evans was appointed as our Chief Financial Officer and Treasurer. As determined by our Compensation Committee, Mr. Evans received an annual salary of $420,000 for the fiscal year ended June 30, 2011, and will be paid an annual base salary of $440,000 for the fiscal year ending June 30, 2012. Mr. Evans’ cash incentive bonus for fiscal 2011 was $251,000 as determined by our Compensation Committee. In addition to the options granted in fiscal 2011 as noted above in the 2011 Fiscal Year Grants of Plan-Based Awards table, on September 13, 2011, Mr. Evans was granted 152,000 options to purchase our common stock at a per share price of $19.47, the closing price of our common stock on that date. Previously, as part of our compensation policy, we awarded stock options on a semi-annual basis in connection with the meetings of our Compensation Committee in the fall and spring of each fiscal year. The Compensation Committee has determined to make stock option awards on an annual basis beginning in fiscal 2013. As we transition to a single annual grant of stock options, for fiscal 2012, the Compensation Committee has awarded 80% of the anticipated annual stock option award amount in connection with our September 2011 Compensation Committee meeting, and anticipates awarding the remaining 20% of the anticipated annual award amount in connection with our March 2012 Compensation Committee meeting. Accordingly, the grant made to Mr. Evans on September 13, 2011 represents 80% of his anticipated annual stock option award amount for fiscal 2012.

Dr. Lanchbury was appointed to the position of Executive Vice President, Research in November 2002 and entered into the company’s standard form of employment agreement at that time. In February 2010, Dr. Lanchbury was appointed Chief Scientific Officer. As determined by our Compensation Committee, Dr. Lanchbury received an annual salary of $395,000 for the fiscal year ended June 30, 2011. Dr. Lanchbury will be paid an annual base salary of $420,000 for the fiscal year ending June 30, 2012. Dr. Lanchbury’s cash incentive bonus for fiscal 2011 was $213,000 as determined by our Compensation Committee. In addition to the options granted in fiscal 2011 as noted above in the 2011 Fiscal Year Grants of Plan-Based Awards table, on September 13, 2011, Dr. Lanchbury was granted 128,000 options to purchase our common stock at a per share price of $19.47, the closing price of our common stock on that date. Previously, as part of our compensation policy, we awarded stock options on a semi-annual basis in connection with the meetings of our Compensation Committee in the fall and spring of each fiscal year. The Compensation Committee has determined to make stock option awards on an annual basis beginning in fiscal 2013. As we transition to a single annual grant of stock options, for fiscal 2012, the Compensation Committee has awarded 80% of the anticipated annual stock option award amount in connection with our September 2011 Compensation Committee meeting, and anticipates awarding the remaining 20% of the anticipated annual award amount in connection with our March 2012 Compensation Committee meeting. Accordingly, the grant made to Dr. Lanchbury on September 13, 2011 represents 80% of his anticipated annual stock option award amount for fiscal 2012.

Mr. Marsh was appointed to the position of Vice President, General Counsel and Secretary in November 2002 and entered into the company’s standard form of employment agreement at that time. In September 2005, Mr. Marsh was promoted to Executive Vice President, General Counsel and Secretary. As determined by our Compensation Committee, Mr. Marsh received an annual salary of $404,000 for the fiscal year ended June 30, 2011, and will be paid an annual base salary of $425,000 for the fiscal year ending June 30, 2012. Mr. Marsh’s cash incentive bonus for fiscal 2011 was $227,000 as determined by our Compensation Committee. In addition to the options granted in fiscal 2011 as noted above in the 2011 Fiscal Year Grants of Plan-Based Awards table, on September 13, 2011, Mr. Marsh was granted 144,000 options to purchase our common stock at a per share price of $19.47, the closing price of our common stock on that date. Previously, as part of our compensation policy, we awarded stock options on a semi-annual basis in connection with the meetings of our Compensation Committee in the fall and spring of each fiscal year. The Compensation Committee has determined to make stock option awards on an annual basis beginning in fiscal 2013. As we transition to a single annual grant of stock options, for fiscal 2012, the Compensation Committee has awarded 80% of the anticipated annual stock option award amount in connection with our September 2011 Compensation Committee meeting, and anticipates awarding the remaining 20% of the anticipated annual award amount in connection with our March 2012 Compensation Committee meeting. Accordingly, the grant made to Mr. Marsh on September 13, 2011 represents 80% of his anticipated annual stock option award amount for fiscal 2012.

In addition to the annual cash incentive bonus paid to each of our named executive officers, all employees, including the named executive officers, received a holiday bonus of $800 in fiscal 2011 that was tax adjusted to $812.

All option awards granted to our named executive officers were granted with an exercise price equal to the closing price of our common stock on the date of grant, have a 10-year term, and vest annually over a four-year period.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table shows grants of Myriad stock options outstanding on the last day of the fiscal year ended June 30, 2011, to each of our named executive officers. We have not granted any stock options that are subject to performance conditions, nor have we granted any stock awards.

Name	Option Awards (1)
	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable *	Option Exercise Price ($)	Option Expiration Date
Peter D. Meldrum	2/22/2002	69,998	0	$12.64	2/22/2012
President and Chief Executive Officer	8/16/2002	70,000	0	$8.68	8/16/2012
	2/13/2003	52,496	0	$3.80	2/13/2013
	9/9/2003	79,042	0	$4.44	9/9/2013
	2/19/2004	70,000	0	$6.00	2/19/2014
	9/8/2004	90,000	0	$5.89	9/8/2014
	2/17/2005	100,000	0	$7.82	2/17/2015
	9/14/2005	51,096	0	$7.27	9/14/2015
	2/16/2006	63,804	0	$8.63	2/16/2016
	9/6/2006	72,000	0	$9.04	9/6/2016
	2/21/2007	80,000	0	$12.17	2/21/2017
	9/26/2007	97,500	32,500	$18.06	9/26/2017
	2/28/2008	150,000	50,000	$13.28	2/28/2018
	9/10/2008	100,000	100,000	$22.93	9/10/2018
	2/18/2009	110,000	110,000	$30.12	2/18/2019
	9/15/2009	45,000	135,000	$30.34	9/15/2019
	3/3/2010	50,000	150,000	$23.11	3/3/2020
	9/15/2010	0	220,000	$16.53	9/15/2020
	2/23/2011	0	240,000	$18.00	2/23/2021

Mark C. Capone	2/16/2006	5,000	0	$8.63	2/16/2016
President, Myriad Genetic Laboratories, Inc.	9/6/2006	19,062	0	$9.04	9/6/2016
	2/21/2007	27,000	0	$12.17	2/21/2017
	9/26/2007	45,000	15,000	$18.06	9/26/2017
	2/28/2008	45,000	22,500	$13.28	2/28/2018
	9/10/2008	45,000	45,000	$22.93	9/10/2018
	2/18/2009	40,000	40,000	$30.12	2/18/2019
	9/15/2009	15,500	46,500	$30.34	9/15/2019
	3/3/2010	18,750	56,250	$23.11	3/3/2020
	9/15/2010	0	100,000	$16.53	9/15/2020
	2/23/2011	0	125,000	$18.00	2/23/2021

James S. Evans	2/22/2002	8,800	0	$12.64	2/22/2012
Chief Financial Officer	8/16/2002	20,000	0	$8.68	8/16/2012
	2/13/2003	30,000	0	$3.80	2/13/2013
	9/9/2003	26,250	0	$4.44	9/9/2013
	2/19/2004	8,072	0	$6.00	2/19/2014
	9/8/2004	35,000	0	$5.89	9/8/2014
	2/17/2005	35,000	0	$7.82	2/17/2015
	9/14/2005	30,000	0	$7.27	9/14/2015
	2/16/2006	30,000	0	$8.63	2/16/2016
	9/6/2006	30,000	0	$9.04	9/6/2016
	2/21/2007	34,000	0	$12.17	2/21/2017
	9/26/2007	30,000	10,000	$18.06	9/26/2017
	2/28/2008	45,000	15,000	$13.28	2/28/2018
	9/10/2008	35,000	35,000	$22.93	9/10/2018
	2/18/2009	45,000	45,000	$30.12	2/18/2019
	9/15/2009	20,000	60,000	$30.34	9/15/2019
	3/3/2010	20,000	60,000	$23.11	3/3/2020
	9/15/2010	0	85,000	$16.53	9/15/2020
	2/23/2011	0	95,000	$18.00	2/23/2021

Name	Option Awards (1)
	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable *	Option Exercise Price ($)	Option Expiration Date
Jerry S. Lanchbury, Ph.D.	2/17/2005	36,782	0	$7.82	2/17/2015
Chief Scientific Officer	2/16/2006	45,000	0	$8.63	2/16/2016
	9/6/2006	50,000	0	$9.04	9/6/2016
	2/21/2007	50,000	0	$12.17	2/21/2017
	9/26/2007	45,000	15,000	$18.06	9/26/2017
	2/28/2008	52,500	17,500	$13.28	2/28/2018
	9/10/2008	28,000	28,000	$22.93	9/10/2018
	2/18/2009	30,000	30,000	$30.12	2/18/2019
	9/15/2009	12,500	37,500	$30.34	9/15/2019
	3/3/2010	13,750	41,250	$23.11	3/3/2020
	9/15/2010	0	70,000	$16.53	9/15/2020
	2/23/2011	0	80,000	$18.00	2/23/2021

Richard M. Marsh, Esq.	9/8/2004	50,000	0	$5.89	2/19/2014
Executive Vice President, General Counsel and Secretary	2/17/2005	70,000	0	$7.82	2/17/2015
	9/14/2005	21,096	0	$7.27	9/14/2015
	2/16/2006	50,000	0	$8.63	2/16/2016
	9/6/2006	50,000	0	$9.04	9/6/2016
	2/21/2007	54,000	0	$12.17	2/21/2017
	9/26/2007	45,000	15,000	$18.06	9/26/2017
	2/28/2008	52,500	17,500	$13.28	2/28/2018
	9/10/2008	35,000	35,000	$22.93	9/10/2018
	2/18/2009	40,000	40,000	$30.12	2/18/2019
	9/15/2009	17,500	52,500	$30.34	9/15/2019
	3/3/2010	18,750	56,250	$23.11	3/3/2020
	9/15/2010	0	80,000	$16.53	9/15/2020
	2/23/2011	0	90,000	$18.00	2/23/2021

*	The vesting of unvested options held by our named executive officers will accelerate upon a change of control of Myriad in accordance with the Executive Retention Agreements described below under “Potential Payments Upon Termination or Change-in-Control.”
(1)	Stock Option Vesting Schedules:

•

Options granted on and between May 23, 2001 through and including September 9, 2003 were granted pursuant to our 2002 Option Plan and vested 25% of the shares per year on each anniversary of the date of grant, until April 14, 2005 when all remaining unvested shares vested.

•

Options granted on and between February 19, 2004 through and including February 17, 2005 were granted pursuant to our 2003 Option Plan and vested 25% of the shares per year on each anniversary of the date of grant, until April 14, 2005 when all remaining unvested shares vested.

•

Options granted on and between September 14, 2005 through and including September 15, 2010 were granted pursuant to our 2003 Option Plan and vest 25% of the shares per year on each anniversary of the date of grant.

•	Options granted beginning on and after February 23, 2011 were granted pursuant to our 2010 Plan and vest 25% of the shares per year on each anniversary date of the grant.

2011 Fiscal Year Option Exercises and Stock Vested

The following table shows information regarding exercises of options to purchase our common stock by our named executive officers during the fiscal year ended June 30, 2011.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Peter D. Meldrum	60,000	258,766
President and Chief Executive Officer
Mark C. Capone	5,000	31,550
Chief Operating Officer
James S. Evans	10,000	10,451
Chief Financial Officer and Treasurer
Jerry S. Lanchbury, Ph.D.	49,314	880,142
Chief Scientific Officer
Richard M. Marsh, Esq.	69,300	1,194,606
Executive Vice President, General Counsel and Secretary

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the options because the shares may not be sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

On February 17, 2005 (and thereafter for subsequently appointed executive officers, except for T. Craig Benson), we entered into Executive Retention Agreements, or the Retention Agreements, with our executive officers, including each of our named executive officers.

Under the terms of the Retention Agreements, if the employment of an executive officer is terminated without “Cause” or if the executive officer separates from Myriad for “Good Reason” within 24 months of a “Change in Control” (each as defined in the agreement and set forth below), the executive officer will receive: (i) all salary earned through the date of termination, as well as a pro rata bonus and any compensation previously deferred; (ii) an amount equal to three times the executive’s highest annual base salary and three times the executive’s highest annual bonus at Myriad during the three-year period prior to the Change in Control; (iii) continued benefits for 36 months after the date of termination; (iv) outplacement services in an aggregate amount of up to $25,000; and (v) a gross-up payment with respect to any excise taxes or penalties due on account of any payments made to the executive under the Retention Agreement. If the employment of an executive officer is terminated by the executive officer for no reason, during the 90-day period beginning on the first anniversary of the “Change in Control Date” (as defined in the agreement and set forth below), then the termination shall be deemed to be termination for Good Reason for all purposes of the Retention Agreement except that the payment of an amount equal to three times the executive’s highest annual base salary and bonus shall be reduced by one-half. In addition, upon the occurrence of a Change in Control, all of the executive’s stock options shall become fully vested, whether or not the executive is terminated. On October 12, 2007, the Retention Agreements were amended to provide that all payments under the agreement are to be made in a lump sum, in cash, six months following the date of termination of employment, unless earlier payment, in whole or in part, following the date of termination of employment is permitted under Section 409A of the Internal Revenue Code of 1986, as amended.

Unless the terms of the Retention Agreement are either satisfied or expire on the date which is 24 months after a Change in Control, the Retention Agreement will continue in effect through December 31, 2015 and thereafter for one year terms unless we provide notice of non-renewal at least 90 days prior to the end of each term.

As defined in the Retention Agreements:

•

“Cause” means (a) the Executive’s willful and continued failure to substantially perform his or her reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the Executive gives notice of termination for Good Reason), which failure is not cured within 30 days after a written demand for substantial performance is received by the Executive from the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes the Executive has not substantially performed the Executive’s duties; or (b) the Executive’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. No act or failure to act by the Executive shall be considered “willful” unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive’s action or omission was in the best interests of the Company.

•

“Good Reason” means the occurrence, without the Executive’s written consent, of any of the following events or circumstances: (a) the assignment to the Executive of duties inconsistent in any material respect with the Executive’s position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control Date, (ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of Directors of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to herein as the “Measurement Date”), or any other action or omission by the Company which results in a material diminution in such position, authority or responsibilities; (b) a reduction in the Executive’s annual base salary as in effect on the Measurement Date; (c) the failure by the Company to (i) continue in effect any material compensation, pension, retirement or benefit plan or program (including without limitation any 401(k), life insurance, medical, health and accident or disability plan and any vacation program or policy) (a “Benefit Plan”) in which the Executive participates or which is applicable to the Executive immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue the Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive’s participation relative to other participants, than the basis existing immediately prior to the Measurement Date or (iii) award cash bonuses to the Executive in amounts and in a manner substantially consistent with past practice; (d) a change by the Company in the location at which the Executive performs his or her principal duties for the Company to a new location that is both (i) outside a radius of 50 miles from the Executive’s principal residence immediately prior to the Measurement Date and (ii) more than 50 miles from the location at which the Executive performed his or her principal duties for the Company immediately prior to the Measurement Date; or a requirement by the Company that the Executive travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date; (e) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform the Retention Agreement; or (f) any failure of the Company to pay or provide to the Executive any portion of the Executive’s compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of the Retention Agreement or any employment agreement with the Executive.

•

“Change in Control” means an event or occurrence set forth in any one or more of the following (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection): (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the execution of the Retention Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (c) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, the following condition is satisfied: all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; or (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

•

“Change in Control Date” means the first date during the Term (as defined in the Retention Agreement) on which a Change in Control occurs. Anything in the Retention Agreement to the contrary notwithstanding, if (a) a Change in Control occurs, (b) the Executive’s employment with the Company is terminated prior to the date on which the Change in Control occurs, and (c) it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of the Retention Agreement the “Change in Control Date” shall mean the date immediately prior to the date of such termination of employment.

The foregoing summary of the Retention Agreements is qualified in its entirety by the full text of the agreements, the form of which we have filed as an exhibit to our Annual Report on Form 10-K.

The following table summarizes the potential payments to each of our named executive officers upon either a change in control or termination following a change in control, assuming the occurrence of the different triggers of the Retention Agreement, as of the close of business on June 30, 2011, the last business day of our most recently concluded fiscal year.

	Executive Benefits and Payments Upon Termination	Change in Control ($)	Change in Control and Involuntary Termination Without Cause or for Good Reason ($)	Change in Control and Voluntary Termination ($)
Peter D. Meldrum	Base salary	—	2,610,000	1,305,000
President and Chief Executive Officer	Bonus	—	3,000,000	1,500,000
	Stock option acceleration	3,112,625	3,112,625	3,112,625
	Cobra benefits	—	41,220	41,220
	Outplacement	—	25,000	25,000
	Tax gross-up	—	2,198,124	1,239,970

	Total	3,112,625	10,986,969	7,223,815

Mark C. Capone	Base salary	—	1,365,000	682,500
Chief Operating Officer	Bonus	—	1,002,000	501,000
	Stock option acceleration	1,488,675	1,488,675	1,488,675
	Cobra benefits	—	41,220	41,220
	Outplacement	—	25,000	25,000
	Tax gross-up	—	980,603	576,334

	Total	1,488,675	4,902,498	3,314,729

James S. Evans	Base salary	—	1,260,000	630,000
Chief Financial Officer	Bonus	—	753,000	376,500
	Stock option acceleration	1,160,700	1,160,700	1,160,700
	Cobra benefits	—	41,220	41,220
	Outplacement	—	25,000	25,000
	Tax gross-up	—	871,174	527,365

	Total	1,160,700	4,111,094	2,760,785

Jerry S. Lanchbury, Ph.D.	Base salary	—	1,185,000	592,500
Chief Scientific Officer	Bonus	—	639,000	319,500
	Stock option acceleration	1,044,175	1,044,175	1,044,175
	Cobra benefits	—	41,220	41,220
	Outplacement	—	25,000	25,000
	Tax gross-up	—	461,983	150,455

	Total	1,044,175	3,396,378	2,172,850

Richard M. Marsh, Esq.	Base salary	—	1,212,000	606,000
Executive Vice President, General Counsel and Secretary	Bonus	—	681,000	340,500
	Stock option acceleration	1,153,075	1,153,075	1,153,075
	Cobra benefits	—	41,220	41,220
	Outplacement	—	25,000	25,000
	Tax gross-up	—	689,503	366,189

	Total	1,153,075	3,801,798	2,531,984

The following is a description of the assumptions that were used in creating the above table.

•

Vesting Acceleration Calculation — The value of the vesting acceleration was calculated by multiplying the number of unvested in-the-money stock options as of June 30, 2011 by the spread between the closing price of our stock as of June 30, 2011, which was $22.71 per share, and the exercise price of such unvested option.

•

Tax Gross-Up — The calculation of the tax gross up was calculated in accordance with Section 280G of the Internal Revenue Code, based upon an excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 5% state income tax rate.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2011 to each of our non-employee directors who served during fiscal 2011. Directors who are employed by Myriad are not compensated for their service on our Board of Directors.

	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Name
Lawrence C. Best	67,000	241,317	308,317
Heiner Dreismann, Ph.D.	59,500	—	59,500
Walter Gilbert, Ph.D.	57,500	241,317	298,817
John T. Henderson, M.D.	109,500	241,317	350,817
Dennis H. Langer, Ph.D., J.D.	76,750	241,317	318,067
S. Louise Phanstiel	82,750	241,317	324,067
Linda S. Wilson, Ph.D. (2)	38,500	—	38,500

(1)	Amounts shown reflect the aggregate grant date fair value of option awards granted to each non-employee director who served during fiscal 2011 calculated in accordance with FASB ASC Topic 718. Information regarding the assumptions used in the valuation of option awards can be found in the footnote to our financial statements entitled “Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC. Our non-employee directors will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in our Annual Report on Form 10-K.

The following table shows outstanding and vested options for each non-employee director as of June 30, 2011.

Name	Options Outstanding	Vested Options
Lawrence C. Best	60,000	30,000
Heiner Dreismann, Ph.D.	30,000	30,000
Walter Gilbert, Ph.D.	180,000	150,000
John T. Henderson, M.D.	220,000	190,000
Dennis H. Langer, Ph.D., J.D.	130,000	100,000
S. Louise Phanstiel	60,000	30,000
Linda S. Wilson, Ph.D.	138,100	138,100

The following table shows the grant date fair value for each option granted to each non-employee director in our fiscal year ended June 30, 2011.

Name	Options Granted (#)	Grant Date	Grant Date Fair Value ($)
Lawrence C. Best	30,000	12/3/2010	241,317
Heiner Dreismann, Ph.D.	—	—	—
Walter Gilbert, Ph.D.	30,000	12/3/2010	241,317
John T. Henderson, M.D.	30,000	12/3/2010	241,317
Dennis H. Langer, Ph.D., J.D.	30,000	12/3/2010	241,317
S. Louise Phanstiel	30,000	12/3/2010	241,317
Linda S. Wilson, Ph.D.	—	—	—

(2)	Dr. Wilson served as a member of the Board of Directors in fiscal 2011 until her term expired at the annual meeting of stockholders held on December 3, 2010.

Director Compensation Policy

Our non-employee directors are compensated on a role-based model and are paid cash fees based on the annual retainers (25% paid following each quarter of service). The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various Board committees:

Annual retainer	Fiscal 2011	Fiscal 2012
All members	$50,000	$60,000
Chairman of the Board	$42,500 additional	$100,000 additional
Chair of the Audit Committee	$25,000 additional	$25,000 additional
Chairman of the Compensation Committee	$15,000 additional	$15,000 additional
Chairman of the Nominating and Governance Committee	$15,000 additional	$15,000 additional
Members of the Audit Committee	$12,000 additional	$12,000 additional
Members of the Compensation Committee	$7,500 additional	$7,500 additional
Members of the Nominating and Governance Committee	$7,500 additional	$7,500 additional
Members of the Strategic Committee	Per meeting cash fee only	$5,000 additional retainer

Attendance

•

Board Meetings: In addition to the annual retainer amounts, we pay each non-employee director a per-meeting cash fee of $2,000 for attendance at Board meetings in excess of five in-person meetings and four telephonic meetings per fiscal year.

•

Committee Meetings other than Strategic Committee: We also pay each non-employee director a per-meeting cash fee of $2,000 for attendance at committee meetings in excess of four meetings (per each committee), whether in person or telephonic, per fiscal year.

•

Strategic Committee: In fiscal 2011, we also paid each non-employee director a per-meeting cash fee for attendance at Strategic Committee meetings in the amount of $2,000 for in-person meetings and $1,000 for telephonic meetings. In fiscal 2012, no per meeting fee will be paid for meetings of the Strategic Committee.

All directors are also reimbursed for their out-of pocket expenses incurred in attending meetings.

Stock Option, Restricted and Unrestricted Stock Grants and Other Stock-Based Awards

Under our 2010 Plan, our non-employee directors may be awarded stock options, restricted and unrestricted stock grants and/or other stock-based awards. As recommended and determined by our Compensation Committee, and approved by our Board of Directors, on each date of our annual meeting of stockholders, the Company shall grant to each non-employee director, other than new non-employee directors appointed within six months of the annual meeting, a non-qualified option to purchase 30,000 shares of common stock of the Company, at an exercise price equal to the closing price of our common stock on the date of grant.

In addition, it is our policy to grant a non-qualified option to purchase 30,000 shares of common stock, at an exercise price equal to the closing price of our common stock on the date of grant, to each new non-employee director upon initial appointment to the Board.

Options granted to our non-employee directors vest in full upon completion of one full year of service on the Board (generally on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders). Options granted to our non-employee directors are exercisable after the termination of the director’s service on the Board to the extent exercisable on the date of such termination for the remainder of the life of the option. All options granted to our non-employee directors will become fully exercisable upon a change of control of Myriad or upon their death as provided for under our stock option plan.

Options granted during fiscal 2011 to any named executive officers serving on the Board are reported in the 2011 Fiscal Year Grants of Plan-Based Awards table.

Risks Related to Compensation Policies and Practices

During the fiscal year ended June 30, 2011, the Compensation Committee conducted a risk assessment of our compensation policies and practices for our employees and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. For this purpose, we considered the compensation structure of the Company for its employees including executive officers, which is based on an annual salary, annual bonus (for bonus-eligible employees), sales commissions and bonuses (for sales staff and managers), and semi-annual stock option grants. We do not believe we offer any short-term incentives that might result in high-risk actions or conduct by our employees. For example, incentive compensation for executive officers in the form of an annual cash bonus is based on a pre-determined formula and management objectives approved by the Compensation Committee and are also subject to a cap. There is no unique operational division or group of employees who are specially compensated, or who, as a group, are responsible for a material portion of our revenues or profits. Additionally, we believe that we have appropriate internal controls which support the accurate and timely recognition of Company revenues. Similarly, the semi-annual stock option grants are based on historical levels of option grants as supported by industry comparables derived from third-party industry survey studies, and are designed to promote our long-term success. Additionally, all semi-annual stock option grants are approved by the Compensation Committee. Accordingly, we believe that we have a balanced pay and performance program that does not promote undue or excessive risk taking.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the three most highly compensated executive officers other than the chief financial officer. Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by shareholders. In its deliberations the Compensation Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Compensation Committee considers commensurate with their responsibilities and achievements. We have not adopted a policy that all executive compensation be fully deductible. For fiscal 2011 all of our option grants satisfied the requirements of the Section 162(m) exception.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of June 30, 2011.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	14,443,733	$18.22	2,755,753	(2)(3)
Equity compensation plans not approved by security holders	—	—	—
Total	14,443,733	$18.22	2,755,753

(1)	These plans consist of our 2002 Amended and Restated Stock Option Plan (the “2002 Plan”), our 2003 Employee, Director and Consultant Stock Option Plan, as amended (the “2003 Plan”), our 2010 Employee, Director and Consultant Equity Plan (the “2010 Plan”), and our Employee Stock Purchase Plan, as amended.
(2)	Column (c) includes 253,893 shares available for future issuance under our Employee Stock Purchase Plan and 2,501,860 shares available for future issuance under the 2010 Plan. No shares are available for issuance under the 2002 Plan or the 2003 Plan.
(3)	Amount does not include the additional 3.5 million shares under the 2010 Employee, Director and Consultant Equity Incentive Plan that would be available for issuance if Proposal 2 is approved at the Annual Meeting.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE:

Heiner Dreismann, Ph.D., Chairman

Walter Gilbert, Ph.D.

John T. Henderson, M.D.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market LLC, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in the Audit Committee Charter adopted by the Board, which is available on the Investor Relations — Corporate Governance section of our website at www.myriad.com. This committee reviews and reassesses the Audit Committee Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm.

In fulfilling its responsibilities for the financial statements for the fiscal year ended June 30, 2011, the Audit Committee took the following actions:

•	reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2011 with management and Ernst & Young LLP, our independent registered public accounting firm;

•

discussed with Ernst & Young LLP the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, as amended (Codification of Statement on Auditing Standards, AU380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee and the Audit Committee further discussed with Ernst and Young LLP their independence; and

•	considered the status of pending litigation, if any, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

S. Louise Phanstiel, Chair

Lawrence C. Best

Dennis H. Langer, M.D., J.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% stockholders who did not file a Form 5 unless we have obtained a written statement that no filing is required or if we otherwise know that no Form 5 is required. We received either a written statement from our directors, officers and 10% stockholders or know from other means that no Forms 5 filings were required.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We were not a party to any transactions with related persons since July 1, 2010 that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Policy on Approval of Related Person Transactions

We have adopted a Policy on Related Person Transactions (the “Policy”) under which the Audit Committee reviews, approves or ratifies all related person transactions. Under our Policy, a related person transaction is one in which Myriad is a participant, and the amount involved exceeds $120,000, and in which any of the following persons has or will have a direct or indirect material interest:

•	executive officers of the Company;

•	members of the Board;

•	beneficial holders of more than 5% of Myriad’s securities;

•	immediate family members, as defined by Item 404 of Regulation S-K promulgated under the Securities Act, of any of the foregoing persons; and

•	any other persons whom the Board determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act.

Under the Policy, the Audit Committee will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of Myriad and its stockholders, taking into account all available facts and circumstances as the Audit Committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to Myriad; the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

In reviewing and approving such transactions, the Audit Committee will obtain, or will direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the Audit Committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the Audit Committee. This approval authority may also be delegated to the Chairperson of the Audit Committee in some circumstances. It is contemplated that no related person transaction will be entered into prior to the completion of these procedures; however, where permitted, a related person transaction may be ratified upon completion of these procedures.

The Audit Committee may adopt any further policies and procedures relating to the approval of related person transactions that it deems necessary or advisable from time to time. A copy of our Policy on Related Person Transactions is publicly available on the Investors Relations — Corporate Governance section of our website at www.myriad.com.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members, classified into three classes as follows: John T. Henderson, M.D. and S. Louise Phanstiel constitute a class with a term ending at the 2012 Annual Meeting (the “Class I directors”); Peter D. Meldrum and Heiner Dreismann, Ph.D. constitute a class with a term ending at the 2013 Annual Meeting (the “Class II directors”); and Walter Gilbert, Ph.D., Dennis H. Langer, M.D., J.D. and Lawrence C. Best constitute a class with a term ending at the 2011 Annual Meeting (the “Class III directors”). At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms are expiring.

On September 14, 2011, the Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Walter Gilbert, Ph.D., Dennis H. Langer, M.D., J.D. and Lawrence C. Best for election at the Annual Meeting for a term of three years to serve until the 2014 Annual Meeting of Stockholders, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. Unless authority to vote for any of these nominees is withheld, the shares represented by a valid proxy will be voted FOR the election as directors of Dr. Gilbert, Dr. Langer, and Mr. Best. In the event that any nominee should become unable or unwilling to serve, the shares represented by a valid proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place, unless the Board chooses to reduce the number of directors serving on the Board. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

An affirmative vote of the plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

We have adopted a policy on plurality votes for the election of directors. Under this policy, in non-contested elections, if a director receives a greater number of WITHHOLD votes than FOR votes, the Board will decide, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether it should request that the director submit his or her resignation, maintain the director but address what the Nominating and Governance Committee believes is the underlying cause of the WITHHOLD votes, or resolve not to re-nominate the director in the future for election. A copy of this policy is publicly available on the Investor Relations — Corporate Governance section of our website at www.myriad.com.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. WALTER GILBERT, DR. DENNIS H. LANGER, AND MR. LAWRENCE C. BEST AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2:

INCREASE IN THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER OUR

2010 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

General

Our 2010 Employee, Director and Consultant Equity Incentive Plan (the “2010 Plan”) was approved by our Board of Directors and stockholders in 2010. As of September 21, 2011, a total of 4,178,654 shares of common stock are reserved for issuance under the 2010 Plan. This number consists of 3,500,000 shares approved by our stockholders in 2010 and 678,654 shares transferred into the 2010 Plan which were cancelled or expired under our 2002 Amended and Restated Stock Option Plan (the “2002 Plan”) or our 2003 Employee, Director, and Consultant Plan (the “2003 Plan”). In addition, we may grant up to 12,699,911 additional shares under the 2010 Plan if options previously granted under our 2002 Plan or 2003 Plan are cancelled or expire in the future without the issuance of shares of common stock. As of September 21, 2011, options to purchase 3,872,850 shares of common stock are outstanding under the 2010 Plan, no shares have been issued upon the exercise of options granted under the 2010 Plan and 305,804 shares remain available for issuance. We have not granted any other type of award under the 2010 Plan. As of September 21, 2011, options to purchase 12,016,282 and 683,629 shares of common stock are outstanding under the 2003 Plan and 2002 Plan, respectively, and no shares are available for issuance. By its terms, the 2010 Plan may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval is subject to receiving such stockholder approval.

On September 14, 2011, the Board of Directors voted to approve an amendment to the 2010 Plan to increase the aggregate number of shares of common stock available for the grant of awards under the 2010 Plan by an additional 3,500,000 shares. This amendment to increase the number of shares available for grant under the 2010 Plan is being submitted to you for approval at the Annual Meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under the 2010 Plan by complying with Rule 162(m) of the Code. Approval by our stockholders of this amendment to the 2010 Plan is also required by the listing rules of The NASDAQ Stock Market LLC.

The Board Directors also approved, effective as of September 14, 2011, an amendment to the share counting provision set forth in Section 3(b) of the 2010 Plan with respect to the reduction in the number of shares available for issuance of awards, other than options and stock appreciation rights. Prior to the amendment, the 2010 Plan required when making grants of awards, other than options or stock appreciation rights, a reduction from the shares authorized for issuance at a rate of 1.5 shares for every share granted. The Board increased the reduction from a rate of 1.5 shares to 2 shares for all such awards. The reduction required upon the issuance of each stock option or stock appreciation right remains at 1 share. In addition, generally shares of common stock reserved for awards under the 2010 Plan that lapse or are canceled will be added back to the share reserve available for future awards at the same rate as they were deducted from the authorized shares. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant. Our 2010 Plan provides that no participant may receive awards for more than 1,000,000 shares of common stock in any fiscal year.

Our Board, the Compensation Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2010 Plan maintains and enhances the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under our 2010 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board of Directors believes approval of the amendment to increase the aggregate number of shares available for issuance under our 2010 Plan is in our best interests and those of its stockholders and recommends a vote “FOR” the approval of the amendment to the 2010 Plan.

The following is a brief summary of the 2010 Plan and its operation.

Material Features of the 2010 Plan.

Eligibility. The 2010 Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The 2010 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2010 Plan. As of September 21, 2011 we had 1,106 individuals eligible to participate.

Limitations on Grants. If this Proposal 2 is approved by our stockholders, the 2010 Plan will provide for the issuance of up 7,678,654 shares of our common stock. This number consists of the addition of 3,500,000 in this Proposal 2, 3,500,000 shares approved by our stockholders in 2010, and 678,654 shares transferred into the 2010 Plan which have been cancelled or expired under our 2002 Plan or our 2003 Plan since the inception of the 2010 Plan. In addition, we may issue up to 12,699,911 additional shares under the 2010 Plan if options outstanding under our 2002 Plan or 2003 Plan are cancelled or expire in the future without the issuance of shares of common stock. In addition, each share of common stock issued under awards, other than options or stock appreciation rights, counts against the number of total shares available for issuance under the 2010 Plan as 2 shares, and each share of common stock issued as options or stock appreciation rights counts against the total shares available for issuance under the 2010 Plan as one share. In addition, generally shares of common stock reserved for awards under the 2010 Plan that lapse or are canceled will be added back to the share reserve available for future awards at the same rate as they were deducted from the authorized shares. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant and any stock appreciation right to be settled in shares of common stock shall be counted in full against the number of shares available for issuance under the 2010 Plan regardless of the number of exercise gain shares issued upon the settlement of the stock appreciation right. The 2010 Plan provides that no participant may receive awards for more than 1,000,000 shares of common stock in any fiscal year.

Stock Options. Stock options granted under the 2010 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

The term of each option is fixed by our Board of Directors or an authorized committee and generally may not exceed ten years from the date of grant. Our Board of Directors or an authorized committee establishes the vesting schedule of each option at the time of grant, although options granted to employees typically vest in equal annual installments over four years. Options may be made exercisable in installments and the exercisability of options may be accelerated by our Board of Directors or an authorized committee. Options granted under the 2010 Plan are generally exercisable after the termination of the participant’s employment with the Company (other than by reason of death, disability or termination for cause as defined in the 2010 Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option’s specified expiration date or three months after such termination for incentive stock options and for non-qualified options, until the option’s specified expiration date. Generally, in the event of the participant’s death, all incentive stock options and non-qualified stock options will immediately vest and may be exercised by the participant’s survivors at any time until the option’s specified expiration date. In the event of the participant’s termination due to disability, incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of termination due to disability (plus a pro rata portion of the option if the option vests periodically), by the participant at any time prior to the earlier of the option’s specified expiration date or one year from the date of the participant’s termination due to disability for incentive stock options and for non-qualified stock options until the option’s specified expiration date. In the event of the participant’s termination for cause, all outstanding and unexercised options will be forfeited.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The 2010 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock units. Our Board of Directors or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period.

Plan Administration. In accordance with the terms of the 2010 Plan, our Board of Directors has authorized our Compensation Committee to administer the 2010 Plan. The Compensation Committee may delegate part of its authority and powers under the 2010 Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the 2010 Plan, our Compensation Committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2010 Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award, including, without limitation, accelerate the vesting schedule or extend the expiration date, provided (i) such term or condition as amended is permitted by the 2010 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant, and provided further that without the prior approval of our stockholders, options and stock appreciation rights will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted award.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made, including in the exercise or the purchase price per share, to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors or an authorized committee, may, in its sole discretion, take any one or more of the following actions pursuant to the 2010 Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•

upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant (either (A) to the extent then exercisable or, (B) at the discretion of the Board of Directors or an authorized committee, including upon a change of control, such options being made fully exercisable);

•

in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options (either (A) to the extent then exercisable or, (B) at the discretion of the Board of Directors or an authorized committee such options being made fully exercisable), and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•

provide that all outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event;

•

with respect to stock grants and in lieu of any of the foregoing, the Board of Directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board of Directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendments and Termination. The 2010 Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires stockholder approval as required by the rules of The NASDAQ Stock Market LLC, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.

Duration of 2010 Stock Plan. The 2010 Plan will expire by its terms on September 15, 2020.

New Plan Benefits

Other than grants to our non-employee directors as described above under Executive Compensation, Director Compensation, Stock Option, Restricted and Unrestricted Stock Grants and Other Stock-Based Awards, the amounts of future awards under the 2010 Plan are not determinable and will be granted at the sole discretion of the Board of Directors or authorized committee, and we cannot determine at this time either the persons who will receive awards under the 2010 Plan or the amount or types of any such awards.

Existing Plan Benefits

The following is a list of options received as of September 21, 2011 by our executive, directors, and employees since the initial approval of the 2010 Plan:

Name and Position, or Group	Number of Shares Underlying Options*
Named Executive Officers:
Peter D. Meldrum, President and Chief Executive Officer	656,000
Mark C. Capone, President, Myriad Genetic Laboratories, Inc.	333,000
James S. Evans, Chief Financial Officer and Treasurer	247,000
Jerry S. Lanchbury, Ph.D., Chief Scientific Officer	208,000
Richard M. Marsh, Executive Vice President, General Counsel, and Secretary	234,000

All current executive officers as a group	2,223,000

All current directors who are not executive officers as a group	—

Nominees for Director:
Walter Gilbert, Ph.D.	—
Dennis H. Langer, M.D., J.D.	—
Lawrence C. Best	—

Each associate of directors, executive officers, or nominees	—

All employees, including all current officers who are not executive officers, as a group	1,675,870

*	Each named executive officer received greater than 5% of total options granted to date under the 2010 Plan.

On September 21, 2011, the closing price per share of our common stock was $18.98 as reported on The NASDAQ Global Select Market.

Federal Income Tax Considerations

The material Federal income tax consequences of the issuance and exercise of stock options and other awards under the 2010 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2010 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than the fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under the 2010 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

The affirmative vote of a majority of the shares voted affirmatively or negatively for the proposal at the Annual Meeting is required to approve the amendment to the 2010 Plan to increase the aggregate number of shares available for issuance by 3,500,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AN AMENDMENT TO THE 2010 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER THE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT TO THE 2010 PLAN UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 3:

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“E&Y”), independent public accountants, to audit our financial statements for the fiscal year ending June 30, 2012. The Board proposes that the stockholders ratify this appointment, although such ratification is not required under Delaware law or our Restated Certificate of Incorporation, as amended, or our Restated By-Laws. E&Y has audited our financial statements since our fiscal year ended June 30, 2007. We expect that representatives of E&Y will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to select E&Y, the Audit Committee reviewed auditor independence issues and existing commercial relationships with E&Y and concluded that E&Y has no commercial relationship with Myriad that would impair its independence for the fiscal year ending June 30, 2012.

The following table presents fees for professional audit services provided by E&Y during the last two fiscal years:

Type of Fee	Fiscal Year Ended 6/30/11	Fiscal Year Ended 6/30/10
Audit Fees	$288,349	$290,502
Audit Related Fees	3,000	0
Tax Fees	0	0
All Other Fees	0	0

Total	$291,349	$290,502

Audit Fees — Fees for the audit of our annual financial statements included in our Annual Report on Form 10-K, audit of our internal controls, and reviews of our quarterly financial statements included in our Quarterly Reports on Form 10-Q. Audit fees include those amounts invoiced to us prior to our fiscal year end.

Audit Related Fees — Fees for other audit related services including other SEC filings, comfort letters and consents.

Tax Fees — We did not engage E&Y to perform any tax related services.

All Other Fees — We did not engage E&Y to perform any other services other than those listed separately above for the fiscal years indicated.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent public accountant. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent public accountant.

Prior to engagement of the independent public accountant, engagement letters describing the scope of service and the anticipated fees are negotiated and approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The affirmative vote of a majority of the shares voted affirmatively or negatively at the Annual Meeting is required to ratify the appointment of our independent public accountants.

If our stockholders ratify the selection of E&Y, the Audit Committee may still, in its discretion, decide to appoint a different independent auditor at any time during the fiscal year ending June 30, 2012, if it concludes that such a change would be in the best interests of Myriad and our stockholders. If our stockholders fail to ratify the selection, the Audit Committee will reconsider, but not necessarily rescind, the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 4:

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

In accordance with recent legislation, we are seeking your advisory vote on the compensation of our named executive officers. More specifically, we ask that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, the compensation tables and any related material contained in this proxy statement with respect to our executive officers named in the Summary Compensation Table. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our named executive officers is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

As further discussed in the Compensation Discussion and Analysis section, we believe the compensation paid to our President and CEO and other named executive officers is appropriate as supported by the our accomplishments in fiscal 2011. We achieved record financial revenues and operating income in fiscal 2011. We introduced our ninth personalized medicine test, Panexia™. We continued to grow our product pipeline and research capacities with the acquisition of Rules Based Medicine, Inc., and the licensing of intellectual property rights from Melanoma Diagnostics, Inc. and Chronix BioMedical, Inc. The 52 week performance of our stock price for fiscal 2011 exceeds the performance of the DJIA, NASDAQ and S&P 500 indices. Over the past four years, we have delivered a double-digit compound annual growth rate for revenue and operating income. Based on this performance we believe the salary and annual cash incentive bonus paid to our President and CEO and our other named executive officers is in line with our compensation philosophy and goals. Similarly, we believe that the equity compensation awarded to our President and CEO and our other named executive officers is consistent with our multi-year growth in revenues and operating income and stock performance over fiscal 2011, and provides the appropriate incentives to reward and foster long-term growth and shareholder value.

In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2011 Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of Myriad Genetics, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the shares voted affirmatively or negatively at the Annual Meeting is required to approve, on an advisory basis, this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLITICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 5:

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with recent legislation, we are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (Proposal 4 in this year’s proxy statement) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.

The Compensation Committee, Board of Directors and management believe that it is appropriate and in our best interests for our shareholders to vote in favor of an annual advisory vote on the compensation of our named executive officers. An advisory vote each year will permit our shareholders to provide annual feedback to us on our compensation policies, practices and compensation awards for our named executive officers. This is consistent with our policy of giving shareholders the opportunity to voice concerns with management or our Board under our previously established policy on communications with our Board of Directors. An annual advisory vote will give the Board, the Compensation Committee and management more timely feedback from the shareholders to allow us to evaluate and adjust, when we consider appropriate, the compensation of our named executive officers.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officer, and every member of our Board of Directors. A copy of the Corporate Code of Conduct and Ethics is publicly available on the Investors Relations — Corporate Governance section of our website at www.myriad.com. Disclosure regarding any amendments to, or waivers from, provisions of our Corporate Code of Conduct and Ethics that apply to our directors and principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market LLC.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2012 (the “2012 Meeting”), we must receive stockholder proposals no later than June 13, 2012. To be considered for presentation at the 2012 Meeting, although not included in the proxy statement, proposals must be received no earlier than September 3, 2012 and no later than October 3, 2012. Notwithstanding the foregoing, in the event that the number of directors is to be increased at the 2012 Meeting and we do not issue a public announcement naming the nominees and specifying the size of the increase by September 23, 2012, to be considered for presentation at the 2012 Meeting, although not included in the proxy statement, nominations must be received not later than the tenth day following the day on which such public announcement is made. Proposals not received in a timely manner will not be voted on at the Annual Meeting. If a proposal is received in a timely manner, the proxies that management solicits for the 2012 Meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals must also comply with our Restated By-Laws, a copy of which is available by contacting our Secretary, and the corporate governance policies applicable to recommendations for the nomination of directors, copies of which are available through the Investor Relations — Corporate Governance section of our website at www.myriad.com. All stockholder proposals should be marked for the attention of: Secretary, Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE.

Salt Lake City, Utah

October 11, 2011

OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2011 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE ON THE INTERNET AT WWW.MYRIAD.COM AND IS AVAILABLE IN PAPER FORM TO BENEFICIAL OWNERS OF OUR COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO: RICHARD M. MARSH, SECRETARY, MYRIAD GENETICS, INC., 320 WAKARA WAY, SALT LAKE CITY, UTAH 84108 (801-584-3600).

MYRIAD GENETICS, INC. ATTN: CORPORATE SECRETARY 320 WAKARA WAY SALT LAKE CITY, UT 84108

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 1, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future notices of availability of proxy materials or proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 1, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M17384-P85483                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MYRIAD GENETICS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			O	O	O
1.	Election of three Class III Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate) for a three-year term.
Nominees:
01) Walter Gilbert, Ph.D.
02) Dennis H. Langer, M.D., J.D.
03) Lawrence C. Best
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposal(s):								For	Against	Abstain
2.

To approve a proposed amendment to the Company’s 2010 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares of common stock available for the grant of awards by 3,500,000 shares.

								O	O	O
3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.							O	O	O
4.	To consider an advisory vote on compensation of the Company’s named executive officers, as disclosed in the proxy statement.							O	O	O
The Board of Directors recommends you vote for 1 YEAR:								1 Year	2 Years	3 Years	Abstain
5.	To consider an advisory vote on the frequency of holding an advisory vote on compensation of the Company’s named executive officers.							O	O	O	O

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. This Proxy, when executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M17385-P85483

MYRIAD GENETICS, INC. 320 Wakara Way Salt Lake City, Utah 84108 ANNUAL MEETING OF STOCKHOLDERS DECEMBER 2, 2011 THIS PROXY IS BEING SOLICITED BY MYRIAD GENETICS, INC.’S BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice Regarding the Availability of Proxy Materials in connection with the 2011 Annual Meeting of Stockholders to be held at 9:00 a.m., MST, on Friday, December 2, 2011, at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108 and hereby appoints Peter D. Meldrum and James S. Evans, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, and authorizes each of them to represent the undersigned and to vote all shares of the Common Stock of MYRIAD GENETICS, INC. registered in the name provided herein which the undersigned is/are entitled to vote at the 2011 Annual Meeting of Stockholders, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act on the proposals set forth in said Proxy as specified by the undersigned.

SEE REVERSE SIDE FOR ALL PROPOSALS. The proxies will vote in accordance with the Board of Directors’ recommendations where a choice is not specified and in their discretion on any other matters as may properly come before the meeting or any adjournments or postponements thereof.